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                            BOWATER INCORPORATED

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                         FIVE-YEAR CREDIT AGREEMENT



                         Dated as of June 24, 1998



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                          THE CHASE MANHATTAN BANK

                          as Administrative Agent



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                             TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

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Section 1.  Definitions and Accounting Matters............................1

        1.01  Certain Defined Terms.......................................1
        1.02  Accounting Terms and Determinations........................14
        1.03  Classes and Types of Loans.................................15

Section 2.  Commitments, Loans and Prepayments...........................15

        2.01  Syndicated Loans...........................................15
        2.02  Borrowings of Syndicated Loans.............................15
        2.03  Money Market Loans.........................................16
        2.04  Changes of Commitments.....................................20
        2.05  Facility Fee...............................................20
        2.06  Lending Offices............................................20
        2.07  Several Obligations; Remedies Independent..................20
        2.08  Loan Accounts; Promissory Notes............................21
        2.09  Optional Prepayments and Conversions or
                Continuations of Loans...................................21

Section 3.  Payments of Principal and Interest...........................22

        3.01  Repayment of Loans.........................................22
        3.02  Interest...................................................22

Section 4.  Payments; Pro Rata Treatment; Computations; Etc..............23

        4.01  Payments...................................................23
        4.02  Pro Rata Treatment.........................................24
        4.03  Computations...............................................24
        4.04  Minimum Amounts............................................24
        4.05  Certain Notices............................................24
        4.06  Non-Receipt of Funds by the Administrative Agent...........25
        4.07  Sharing of Payments, Etc...................................26

Section 5.  Yield Protection, Etc........................................27

        5.01  Additional Costs...........................................27
        5.02  Limitation on Types of Loans...............................31
        5.03  Illegality.................................................31

                                    (1)

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        5.04  Treatment of Affected Loans................................31
        5.05  Compensation...............................................32
        5.06  U.S. Taxes.................................................33
        5.07  Foreign Taxes..............................................34

Section 6.  Guarantee by the Company.....................................35

        6.01  The Guarantee..............................................35
        6.02  Obligations Unconditional..................................36
        6.03  Reinstatement..............................................36
        6.04  Subrogation................................................37
        6.05  Remedies...................................................37
        6.06  Instrument for the Payment of Money........................37
        6.07  Continuing Guarantee.......................................37

Section 7.  Conditions Precedent.........................................37

        7.01  Initial Loan...............................................37
        7.02  Initial Loans to Subsidiary Borrowers......................38
        7.03  Initial and Subsequent Loans...............................39

Section 8.  Representations and Warranties...............................39

        8.01  Corporate Existence........................................40
        8.02  Financial Condition; Year 2000 Issues......................40
        8.03  Litigation.................................................41
        8.04  No Breach..................................................41
        8.05  Action.....................................................42
        8.06  Approvals..................................................42
        8.07  Use of Credit..............................................42
        8.08  ERISA; Canadian Plans......................................42
        8.09  Taxes......................................................43
        8.10  Investment Company Act.....................................43
        8.11  Public Utility Holding Company Act.........................43
        8.12  Material Agreements and Liens..............................43
        8.13  Environmental Matters......................................44
        8.14  Subsidiaries, Etc..........................................44
        8.15  True and Complete Disclosure...............................44
        8.16  Arrangement Agreement; Joint Proxy Circular; Etc...........45

Section 9.  Covenants of the Company.....................................45

        9.01  Financial Statements Etc...................................45
        9.02  Litigation.................................................48
        9.03  Existence, Etc.............................................48
        9.04  Insurance..................................................49
        9.05  Prohibition of Fundamental Changes.........................49

                                    (2)

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        9.06  Limitation on Liens........................................50
        9.07  Consolidated Net Worth.....................................52
        9.08  Total Debt to Total Capital Ratio..........................52
        9.09  Transactions with Affiliates...............................52
        9.10  Use of Proceeds............................................52
        9.11  Indebtedness...............................................52
        9.12  Restrictive Agreements.....................................53
        9.13  Limitation on Lines of Business............................53

Section 10.  Events of Default...........................................53


Section 11.  The Administrative Agent....................................56

        11.01  Appointment, Powers and Immunities........................56
        11.02  Reliance by Administrative Agent..........................57
        11.03  Defaults..................................................57
        11.04  Rights as a Bank..........................................58
        11.05  Indemnification...........................................58
        11.06  Non-Reliance on Administrative Agent and Other Banks......58
        11.07  Failure to Act............................................59
        11.08  Resignation or Removal of Administrative Agent............59

Section 12.  Miscellaneous...............................................59

        12.01  Waiver....................................................59
        12.02  Notices...................................................59
        12.03  Expenses, Etc.............................................60
        12.04  Amendments, Etc...........................................61
        12.05  Successors and Assigns....................................62
        12.06  Assignments and Participations............................62
        12.07  Survival..................................................64
        12.08  Captions..................................................64
        12.09  Counterparts..............................................64
        12.10  Governing Law; Submission to Jurisdiction.................64
        12.11  Waiver of Jury Trial......................................64
        12.12  No Immunity...............................................64
        12.13  Judgment Currency.........................................65
        12.14  Use of English Language...................................65
        12.15  Treatment of Certain Information..........................65
        12.16  Termination of  Existing Commitments......................67


SCHEDULE I        Commitments
SCHEDULE II       Material Agreements and Liens
SCHEDULE III      Subsidiaries

                                    (3)


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SCHEDULE IV       Litigation
SCHEDULE V        Permitted Dispositions

EXHIBIT A         Form of Assignment and Acceptance
EXHIBIT B         Form of Opinion of Counsel to the Company
EXHIBIT C         Form of Opinion of Special
                    New York Counsel to Chase
EXHIBIT D         Form of Money Market Quote Request
EXHIBIT E         Form of Money Market Quote
EXHIBIT F         Form of Confidentiality Agreement
EXHIBIT G         Form of Subsidiary Borrower Designation Letter



                                    (4)




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                                   - 1 -



          FIVE-YEAR CREDIT AGREEMENT dated as of June 24, 1998, among:
BOWATER INCORPORATED, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the Subsidiaries of the Company from time to time designated as "Subsidiary Borrowers" hereunder pursuant to Section 7.02(a) hereof (each, a "Subsidiary Borrower" and, together with the Company, the "Borrowers"); each of the lenders that is a signatory hereto identified under the caption "BANKS" on the signature pages hereto or that, pursuant to Section 12.06(b) hereof, shall become a "Bank" hereunder (individually, a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN BANK, as administrative agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent").

          The Company has requested that the Banks make loans to it and to the Subsidiary Borrowers in an aggregate principal amount not exceeding $350,000,000 at any one time outstanding to finance the Arrangement (as hereinafter defined), to refinance existing indebtedness of the Company, and to pay fees and expenses relating thereto, and for the general corporate purposes of the Borrowers and their respective subsidiaries. The Banks are prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

          Section 1. Definitions and Accounting Matters.

          1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "Administrative Questionnaire" shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns directly or indirectly securities having 10% or more of the voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing,
(a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries and (b) none of the Subsidiaries of the Company shall be Affiliates.

          "Applicable Lending Office" shall mean, for each Bank and for each Type of


                         Five-Year Credit Agreement

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                                   - 2 -


Loan, the "Lending Office" of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Borrowers as the office by which its Loans of such Type are to be made and maintained.

          "Applicable Margin" shall mean: (a) with respect to Base Rate Loans, 0.00% per annum, except that during any Level V period the rate shall be 0.2500%; and (b) with respect to Eurodollar Loans, the rate for such Loan for each rating level period set forth in the schedule below, provided that during the period from the Closing Date through but excluding the first anniversary thereof, such rate shall be equal to 0.3750% (irrespective of rating level):

                   Rating                      Eurodollar Loans
                   ------                      ----------------

              Level I Period                   0.2900%

              Level II Period                  0.3200%

              Level III Period                 0.3750%

              Level IV Period                  0.4750%

              Level V Period                   0.6250%

Any change in the Applicable Margin for any Eurodollar Loan by reason of a change in the Standard & Poor's Rating or the Moody's Rating shall become effective on the date two Business Days after the announcement or publication by the respective rating agencies of a change in such rating or, in the absence of such announcement or publication, two Business Days after the effective date of such changed rating.

          "Arrangement" shall mean the arrangement in respect of Avenor and its shareholders under the provisions of Section 192 of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended, on the terms and conditions set forth in the Plan of Arrangement under and as defined in the Arrangement Agreement.

          "Arrangement Agreement" shall mean the Amended and Restated Arrangement Agreement dated as of March 9, 1998 between and among the Company and Avenor.

          "Avenor" shall mean Avenor Inc., a corporation existing under the laws of Canada.

          "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as amended from time to time, presently codified as Title 11 of the United States Code.

          "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and
(b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.


                         Five-Year Credit Agreement

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                                   - 3 -


          "Base Rate Loans" shall mean Syndicated Loans that bear interest at rates based upon the Base Rate.

          "Business Day" shall mean (a) any day on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to the giving of notices or quotes in connection with a LIBOR Auction or to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a LIBOR Market Loan or a notice by any Borrower with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, any day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Canadian Plan" shall mean any plan, program, practice, arrangement or policy, whether registered or unregistered, written or unwritten, funded or unfunded, insured or uninsured, that is maintained, administered or contributed to by the Company or any of its Subsidiaries (or under which the Company or any Subsidiary has or may have any obligation) in respect of employees or former employees in Canada (or their spouses, beneficiaries or dependents), and relating to: pensions, supplemental pensions, retirement or retirement savings, profit sharing or deferred profit sharing, deferred or incentive compensation, bonuses, death benefits, life or disability insurance, medical or dental insurance or benefits or other similar employee benefits.

          "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

          "Casualty Event" shall mean, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

          "Chase" shall mean The Chase Manhattan Bank.

          "Class" shall have the meaning assigned to such term in Section
1.03 hereof.

          "Closing Date" shall mean the date on which this Agreement shall have been executed and delivered by all parties hereto.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment" shall mean, for each Bank, the obligation of such Bank to make Syndicated Loans in an aggregate amount at any one time outstanding up to but not exceeding (a)


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                                   - 4 -


in the case of a Bank that is a party to this Agreement on the date hereof, the amount set opposite the name of such Bank on Schedule I hereto under the caption "Commitment" or (b) in the case of any other Bank, the aggregate amount of the Commitments of other Banks acquired by it pursuant to Section 12.06(b) hereof (in each case, as the same may be reduced from time to time pursuant to Section 2.04 hereof or increased or reduced pursuant to said Section 12.06(b)). The original aggregate principal amount of the Commitments is $350,000,000.

          "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

          "Consolidated Net Worth" shall mean, as at any date, the sum, for the Company and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

          (a) the amount of common stock, plus

          (b) the amount of any Preferred Stock, plus

          (c) the amount of additional paid-in capital and retained earnings (or, in the case of an additional paid-in capital or retained earnings deficit, minus the amount of such deficit), plus

          (d) equity adjustments from foreign currency translations (or, in the case of negative adjustments, minus the amount of such adjustments), it being understood that such adjustments are to be recharacterized in accordance with FASB Statement No. 130 as accumulated other comprehensive income (or deficit), minus

          (e) the unpaid principal amount of the loan to the Company's Employee Stock Ownership Plan (ESOP), minus

          (f) the cost of treasury stock.

          "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.09 hereof of a Fixed Rate Loan of one Type as a Fixed Rate Loan of the same Type from one Interest Period to the next Interest Period.

          "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.09 hereof of one Type of Syndicated Loans into another Type of Syndicated Loans, which may be accompanied by the transfer by a Bank (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

          "Disposition" shall mean any sale, assignment, transfer or other disposition of any


                         Five-Year Credit Agreement


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                                   - 5 -


Property (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any other Person excluding any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on ordinary business terms.

          "Dollars" and "$" shall mean lawful money of the United States of America.

          "Environmental Laws" shall mean any and all present and future Federal, state, local and foreign laws, rules and regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

          "Equity Rights" shall mean, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and
Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

          "Eurodollar Loans" shall mean Syndicated Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Fixed Base Rate" in this Section 1.01.

          "Event of Default" shall have the meaning assigned to such term in Section 10 hereof.

          "Existing Credit Agreement" shall mean the Credit Agreement dated as of September 26, 1995 among the Company, each of the lenders party thereto and Chase as agent for such lenders, as supplemented and amended from time to time and in effect on the date hereof.

          "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on


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                                   - 6 -


overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Administrative Agent.

          "Fixed Base Rate" shall mean, with respect to any Fixed Rate Loan for any Interest Period therefor, the rate per annum appearing on Page 3750 of the Dow Jones Markets Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m. London time on the date two Business Days prior to the first day of such Interest Period as the rate for Dollar deposits having a term comparable to such Interest Period, provided that if such rate does not appear on such page, or if such page shall cease to be publicly available, or if the information contained on such page, in the reasonable judgment of the Majority Banks, shall cease accurately to reflect the rate offered by leading banks in the London interbank market as reported by any publicly available source of similar market data selected by the Majority Banks, the Eurodollar Base Rate shall mean, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by Chase at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period for the offering by Chase to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in the amount of the Eurodollar Loan to be made by Chase for such Interest Period. If Chase is not participating in any Eurodollar Loan during any Interest Period therefor, the Eurodollar Base Rate for such Interest Period shall be determined by reference to the amount of such Loan that Chase would have made or had outstanding during such Interest Period had it been participating in such Loan during such Interest Period.

          "Fixed Rate Loans" shall mean Eurodollar Loans and, for the purposes of the definition of "Fixed Base Rate" in this Section 1.01 and for the purposes of Section 5 hereof, LIBOR Market Loans.

          "Foreign Borrower" shall have the meaning assigned to such term in Section 5.07(a) hereof.

          "Foreign Taxes" shall mean, with respect to any Foreign Borrower, all present and future income, stamp, registration and other taxes and levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever, and all interest, penalties or similar amounts with respect thereto, now or hereafter imposed, assessed, levied or collected by any foreign jurisdiction, or any political subdivision or taxing authority thereof or therein, or by any federal or other association of or with which any foreign jurisdiction may be a member or associated, on


                         Five-Year Credit Agreement

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                                   - 7 -


or in respect of this Agreement, the Loans made to such Foreign Borrower, the recording, registration, notarization or other formalization of any thereof, the enforcement thereof or the introduction thereof in any judicial proceedings, or on or in respect of any payments of principal, interest, premiums, charges, fees or other amounts made on, under or in respect of any thereof, excluding, however (in the case of any particular foreign jurisdiction) income taxes imposed upon the overall net income of any Bank organized under the laws of such foreign jurisdiction and having an Applicable Lending Office in such foreign jurisdiction.

          "GAAP" shall mean generally accepted accounting principles of the United States of America applied on a basis consistent with those which, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

          "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

          "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

          "Interest Period" shall mean:

          (a) with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Loan of another Type or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the


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                                   - 8 -


     applicable Borrower may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;

          (b) with respect to any Set Rate Loan, the period commencing on the date such Set Rate Loan is made and ending on any Business Day at least 7 and up to 360 days thereafter, as the applicable Borrower may select as provided in Section 2.03(b) hereof; and

          (c) with respect to any LIBOR Market Loan, the period commencing on the date such LIBOR Market Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the applicable Borrower may select as provided in Section 2.03(b) hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

          Notwithstanding the foregoing: (i) if any Interest Period for any Eurodollar Loan or Money Market Loan would otherwise end after the Revolving Credit Termination Date, such Interest Period shall end on the Revolving Credit Termination Date; (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a Eurodollar Loan or a LIBOR Market Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clause (i) above, no Interest Period for any Loan (other than a Set Rate Loan) shall have a duration of less than one month and, if the Interest Period for any Eurodollar or LIBOR Market Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

          "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

          "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary


                         Five-Year Credit Agreement
course of business); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement.

          "Joint Proxy Circular" shall mean the Joint Management Information Circular and Proxy Statement set forth in the Company's
Schedule 14A Amendment No. 2 filed with the Securities and Exchange Commission on June 12, 1998, including all exhibits thereto, in each case as originally in effect and without giving effect to any modifications thereof after the date hereof.

          "Level I Period" shall mean any period during which (a) no Event of Default has occurred and is continuing and (b) the Standard & Poor's Rating is at or above A- (or any successor rating) or the Moody's Rating is at or above A3 (or any successor rating).

          "Level II Period" shall mean any period, other than a Level I Period, during which (a) no Event of Default has occurred and is continuing and (b) the Standard & Poor's Rating is at or above BBB+ (or any successor rating) or the Moody's Rating is at or above Baa1 (or any successor rating).

          "Level III Period" shall mean any period, other than a Level I Period or a Level II Period, during which (a) no Event of Default has occurred and is continuing and (b) the Standard & Poor's Rating is at or above BBB (or any successor rating) or the Moody's Rating is at or above Baa2 (or any successor rating).

          "Level IV Period" shall mean any period, other than a Level I Period, a Level II Period or a Level III Period, during which (a) no Event of Default has occurred and is continuing and (b) the Standard & Poor's Rating is at or above BBB- (or any successor rating) or the Moody's Rating is at or above Baa3 (or any successor rating).

          "Level V Period" shall mean any period that is not a Level I Period, a Level II Period, a Level III Period or a Level IV Period.

          "LIBO Margin" shall have the meaning assigned to such term in
Section 2.03(c)(ii)(C) hereof.

          "LIBO Rate" shall mean, for any LIBOR Market Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the rate of interest specified in the definition of "Fixed Base Rate" in this Section 1.01 for the Interest Period for such Loan.

          "LIBOR Auction" shall mean a solicitation of Money Market Quotes setting forth LIBO Margins based on the LIBO Rate pursuant to Section 2.03 hereof.

          "LIBOR Market Loans" shall mean Money Market Loans the interest rates on which are determined on the basis of LIBO Rates pursuant to a LIBOR Auction.


                         Five-Year Credit Agreement

          "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "Loans" shall mean Syndicated Loans and Money Market Loans.

          "Majority Banks" shall mean Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Banks holding more than 50% of the aggregate unpaid principal amount of the Loans.

          "Margin Stock" shall mean "margin stock" within the meaning of Regulations U and X.

          "Material Adverse Effect" shall mean a material adverse effect on
(a) the Property, business, operations, financial condition, liabilities or capitalization of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations hereunder, (c) the validity or enforceability of this Agreement, (d) the rights and remedies of the Banks and the Administrative Agent hereunder or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

          "Material Indebtedness" shall mean Indebtedness (other than the Loans), or obligations in respect of one or more Interest Rate Protection Agreements, of the Company and its Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Interest Rate Protection Agreement at any time shall be the maximum aggregate amount (giving effect to any netting requirements) that such Person would be required to pay if such Interest Rate Protection Agreement were terminated at such time.

          "Money Market Borrowing" shall have the meaning assigned to such term in Section 2.03(b) hereof.

          "Money Market Loans" shall mean the loans provided for by Section
2.03 hereof.

          "Money Market Quote" shall mean an offer in accordance with
Section 2.03(c) hereof by a Bank to make a Money Market Loan with one single specified interest rate.

          "Money Market Quote Request" shall have the meaning assigned to such term in Section 2.03(b) hereof.

          "Moody's" shall mean Moody's Investors Service, Inc. or any successor corporation thereto.

          "Moody's Rating" shall mean, at any time, the then current rating (including the


                         Five-Year Credit Agreement
failure to rate) by Moody's of the Company's senior unsecured long term public debt.

          "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "Net Cash Proceeds" shall mean:

          (a) in the case of any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Company and its Subsidiaries directly or indirectly in connection with such Disposition; provided that (i) Net Cash Proceeds shall be net of (x) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Company and its Subsidiaries in connection with such Disposition and (y) any Federal, state, local and foreign income or other taxes estimated to be payable by the Company and its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state, local or foreign governmental authority within three months of the date of such Disposition) and (ii) Net Cash Payments shall be net of any repayments by the Company or any of its Subsidiaries of Indebtedness to the extent that (x) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and (y) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property; and

          (b) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Company and its Subsidiaries in respect of such Casualty Event net of (i) reasonable expenses incurred by the Company and its Subsidiaries in connection therewith and (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on such Property and any income and transfer taxes payable by the Company or any of its Subsidiaries in respect of such Casualty Event.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount under this Agreement that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date to


                         Five-Year Credit Agreement
but excluding the date on which such amount is paid in full equal to 2% plus the Base Rate as in effect from time to time plus the Applicable Margin (if any) for Base Rate Loans (provided that, if the amount so in default is principal of a Eurodollar Loan or a Money Market Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the interest rate for such Loan as provided in Section 3.02 hereof and, thereafter, the rate provided for above in this definition).

          "Preferred Stock" shall mean (a) the Series C Cumulative Preferred Stock and (b) any other preferred stock hereafter issued by the Company that does not have any requirement for the Company to purchase, redeem, retire or otherwise acquire the same on or before the Revolving Credit Termination Date.

          "Prime Rate" shall mean the rate of interest from time to time announced by Chase at its principal office as its prime commercial lending rate.

          "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Quarterly Dates" shall mean the quarterly anniversaries of the Closing Date; provided that, if any such date is not a Business Day, the respective Quarterly Date shall be the next preceding Business Day.

          "Regulations A, D, U and X" shall mean, respectively, Regulations A, D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Regulatory Change" shall mean, with respect to any Bank, any change after the date of this Agreement in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan or LIBOR Market Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Fixed Base Rate for Eurodollar Loans or LIBOR Market Loans (as the case may be) is to be determined as provided in the definition of "Fixed Base Rate" in this
Section 1.01 or (ii) any category of extensions of credit or other assets that includes


                         Five-Year Credit Agreement

Eurodollar Loans or LIBOR Market Loans.

          "Revolving Credit Termination Date" shall mean June 24, 2003.

          "Set Rate" shall have the meaning assigned to such term in
Section 2.03(c)(ii)(D) hereof.

          "Set Rate Auction" shall mean a solicitation of Money Market Quotes setting forth Set Rates pursuant to Section 2.03 hereof.

          "Set Rate Loans" shall mean Money Market Loans the interest rates on which are determined on the basis of Set Rates pursuant to a Set Rate Auction.

          "Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor corporation thereto.

          "Standard & Poor's Rating" shall mean, at any time, the then current rating (including the failure to rate) by Standard & Poor's of the Company's senior unsecured long term public debt.

          "Subsidiary" shall mean, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. "Wholly Owned Subsidiary" shall mean any such corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

          "Syndicated Loans" shall mean the loans provided for by Section
2.01 hereof, which may be Base Rate Loans and/or Eurodollar Loans.

          "Total Assets" shall mean, at any time, the aggregate book value of all of the assets of the Company and its Consolidated Subsidiaries at such time determined on a consolidated basis (without duplication) in accordance with GAAP.

          "Total Capital" shall mean, at any time, Consolidated Net Worth plus Total Debt.

          "Total Debt" shall mean, at any time, the aggregate outstanding principal amount of all Indebtedness of the Company and its Consolidated Subsidiaries at such time determined on a consolidated basis (without duplication) in accordance with GAAP to the extent required to be reflected on a balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP; provided that the term "Total Debt" shall include any preferred stock that does not


                         Five-Year Credit Agreement
qualify as Preferred Stock, but shall not include Indebtedness in respect of commercial documentary letters of credit.

          "Type" shall have the meaning assigned to such term in Section
1.03 hereof.

          1.02 Accounting Terms and Determinations.

          (a) Accounting Principles. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall (unless otherwise disclosed to the Banks in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles of the United States of America applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Banks hereunder (which, prior to the delivery of the first financial statements under Section 9.01 hereof, shall mean the audited financial statements as at December 31, 1997 referred to in Section 8.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles of the United States of America applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Banks pursuant to Section
9.01 hereof (or, prior to the delivery of the first financial statements under Section 9.01 hereof, used in the preparation of the audited financial statements as at December 31, 1997 referred to in Section 8.02 hereof) unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Banks shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 9.01 hereof, shall mean the audited financial statements as at December 31, 1997 referred to in Section 8.02 hereof).

          (b) Statement of Variations in Accounting Principles. The Company shall deliver to the Banks at the same time as the delivery of any annual or quarterly financial statement under Section 9.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

          (c) Changes in Fiscal Year. To enable the ready and consistent determination of compliance with the covenants set forth in Section 9 hereof, the Company will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively without the consent of the Majority Banks, such consent not to be unreasonably


                         Five-Year Credit Agreement
withheld.

          1.03 Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan refers to whether such Loan is a Money Market Loan or a Syndicated Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan, a Eurodollar Loan, a Set Rate Loan or a LIBOR Market Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

          Section 2. Commitments, Loans and Prepayments.

          2.01 Syndicated Loans. Each Bank severally agrees, on the terms and conditions of this Agreement, to make loans to the Borrowers in Dollars during the period from and including the Closing Date to but not including the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Commitment of such Bank as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Borrowers may borrow, repay and reborrow the amount of the Commitments by means of Base Rate Loans and Eurodollar Loans and during such period and thereafter the Borrowers may Convert Loans of one Type into Loans of another Type (as provided in Section 2.09 hereof) or Continue Loans of one Type as Loans of the same Type (as provided in Section 2.09 hereof); provided that (a) the aggregate principal amount of all Syndicated Loans of all Borrowers, together with the aggregate principal amount of all Money Market Loans of all Borrowers, at any one time outstanding shall not exceed the aggregate amount of the Commitments; and (b) no more than fifteen different Interest Periods for both Syndicated Loans and Money Market Loans of all Borrowers may be outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous).

          2.02 Borrowings of Syndicated Loans. A Borrower shall give the Administrative Agent (which shall promptly notify the Banks) notice of each borrowing hereunder to be made to such Borrower as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing of Syndicated Loans hereunder, each Bank shall make available the amount of the Syndicated Loan or Loans to be made by it on such date to the Administrative Agent, at an account designated by the Administrative Agent to the Banks, in immediately available funds, for account of the applicable Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to such Borrower, in immediately available funds, to such account as it shall specify to the Administrative Agent.


                         Five-Year Credit Agreement

          2.03 Money Market Loans.

          (a) Money Market Loans. In addition to borrowings of Syndicated Loans, during


























                         Five-Year Credit Agreement
any Level I Period, Level II Period, Level III Period or Level IV Period prior to the Revolving Credit Termination Date any Borrower may, as set forth in this Section 2.03, request the Banks to make offers to make Money Market Loans to such Borrower in Dollars. The Banks may, but shall have no obligation to, make such offers and such Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this
Section 2.03. Money Market Loans may be LIBOR Market Loans or Set Rate Loans (each a "Type" of Money Market Loan), provided that:

          (i) there may be no more than fifteen different Interest Periods for both Syndicated Loans and Money Market Loans of all Borrowers outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); and

          (ii) the aggregate principal amount of all Money Market Loans of all Borrowers, together with the aggregate principal amount of all Syndicated Loans of all Borrowers, at any one time outstanding shall not exceed the aggregate amount of the Commitments at such time.

          (b) Quote Request. When a Borrower wishes to request offers to make Money Market Loans, it shall give the Administrative Agent (which shall promptly notify the Banks) notice (a "Money Market Quote Request") so as to be received no later than 11:00 a.m. New York time on (x) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or (y) the Business Day next preceding the date of borrowing proposed therein, in the case of a Set Rate Auction (or, in any such case, such other time and date as such Borrower and the Administrative Agent, with the consent of the Majority Banks, may agree). A Borrower may request offers to make Money Market Loans for up to three different Interest Periods in a single notice (for which purpose Interest Periods in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); provided that the request for each separate Interest Period shall be deemed to be a separate Money Market Quote Request for a separate borrowing (a "Money Market Borrowing"). Each such notice shall be substantially in the form of Exhibit D hereto and shall specify as to each Money Market Borrowing:

          (i) the proposed date of such borrowing, which shall be a Business Day;

          (ii) the aggregate amount of such Money Market Borrowing, which shall be at least $5,000,000 (or a larger integral multiple of $1,000,000) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

          (iii) the duration of the Interest Period applicable thereto;

          (iv) whether the Money Market Quotes requested for a particular Interest Period are for LIBOR Market Loans or Set Rate Loans; and

          (v) if the Money Market Quotes requested are for Set Rate Loans, the date on


                         Five-Year Credit Agreement
     which the Money Market Quotes are to be submitted if it is before the proposed date of borrowing (the date on which such Money Market Quotes are to be submitted is called the "Quotation Date").

Except as otherwise provided in this Section 2.03(b), no Money Market Quote Request shall be given within five Business Days (or such other number of days as the Company and the Administrative Agent, with the consent of the Majority Banks, may agree) of any other Money Market Quote Request.

          (c) Money Market Quotes.

          (i) Each Bank may submit one or more Money Market Quotes, each containing an offer to make a Money Market Loan in response to any Money Market Quote Request; provided that, if a Borrower's request under Section 2.03(b) hereof specified more than one Interest Period, such Bank may make a single submission containing one or more Money Market Quotes for each such Interest Period. Each Money Market Quote must be submitted to the Administrative Agent not later than (x) 2:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 10:00 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the applicable Borrower and the Administrative Agent, with the consent of the Majority Banks, may agree); provided that any Money Market Quote may be submitted by Chase (or its Applicable Lending Office) only if Chase (or such Applicable Lending Office) notifies the applicable Borrower of the terms of the offer contained therein not later than (x) 1:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 9:45 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction. Subject to Sections 5.02(b), 5.03, 7.02 and 10 hereof, any Money Market Quote so made shall be irrevocable except with the consent of the Administrative Agent given on the instructions of the applicable Borrower.

          (ii) Each Money Market Quote shall be substantially in the form of Exhibit E hereto and shall specify:

               (A) the proposed date of borrowing and the Interest Period therefor;

               (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount shall be at least $5,000,000 (or a larger integral multiple of $1,000,000); provided that the aggregate principal amount of all Money Market Loans for which a Bank submits Money Market Quotes (x) may be greater or less than the Commitment of such Bank but (y) may not exceed the principal amount of the Money Market Borrowing for a particular Interest Period for which offers were requested;

               (C) in the case of a LIBOR Auction, the margin above or below the applicable LIBO Rate (the "LIBO Margin") offered for each such Money Market Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest


                         Five-Year Credit Agreement

          1/10,000th of 1%) to be added to or subtracted from the applicable LIBO Rate;

               (D) in the case of a Set Rate Auction, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) offered for each such Money Market Loan (the "Set Rate"); and

               (E) the identity of the quoting Bank.

          Unless otherwise agreed by the Administrative Agent and the applicable Borrower, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request and, in particular, no Money Market Quote may be conditioned upon acceptance by such Borrower of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Quote is being made.

          (d) Notice of Administrative Agent. The Administrative Agent shall (x) in the case of a Set Rate Auction, as promptly as practicable after the Money Market Quote is submitted (but in any event not later than 10:15 a.m. New York time on the Quotation Date) or (y) in the case of a LIBOR Auction, by 4:00 p.m. New York time on the day a Money Market Quote is submitted, notify the applicable Borrower of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.03(c) hereof and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the applicable Borrower shall specify (A) the aggregate principal amount of the Money Market Borrowing for which offers have been received and (B) the respective principal amounts and LIBO Margins or Set Rates, as the case may be, so offered by each Bank (identifying the Bank that made each Money Market Quote).

          (e) Acceptance of Quotes. Not later than 11:00 a.m. New York time on (x) the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as such Borrower and the Administrative Agent, with the consent of the Majority Banks, may agree), the applicable Borrower shall notify the Administrative Agent of its acceptance or nonacceptance, which acceptance or nonacceptance shall be irrevocable, of the offers so notified to it pursuant to Section 2.03(d) hereof (and the failure of such Borrower to give such notice by such time shall constitute nonacceptance) and the Administrative Agent shall promptly notify each affected Bank. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The applicable Borrower may accept any Money Market Quote in whole or in part (provided that any Money Market Quote accepted in part shall be at least $1,000,000 or an integral thereof); provided that:

          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;


                         Five-Year Credit Agreement

          (ii) the aggregate principal amount of each Money Market Borrowing shall be at least $5,000,000 (or a larger integral multiple of $1,000,000) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

          (iii) acceptance of offers may be made only in ascending order of LIBO Margins or Set Rates, as the case may be, in each case beginning with the lowest rate so offered; and

          (iv) such Borrower may not accept any offer where the Administrative Agent has advised such Borrower that such offer fails to comply with Section 2.03(c)(ii) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.03(a) hereof).

If offers are made by two or more Banks with the same LIBO Margins or Set Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are permitted to be accepted for the related Interest Period pursuant to the foregoing provisions of this
Section 2.03(e), the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the applicable Borrower among such Banks as nearly as possible (in amounts of at least $1,000,000 or integral multiples thereof) in proportion to the aggregate principal amount of such offers. Determinations by such Borrower of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

          (f) Funding. Any Bank whose offer to make any Money Market Loan has been accepted shall, not later than 1:00 p.m. New York time on the date specified for the making of such Loan, make the amount of such Loan available to the Administrative Agent at an account designated by the Administrative Agent in immediately available funds, for account of the applicable Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to such Borrower, in immediately available funds, to such account as it shall specify to the Administrative Agent.

          (g) Fee. The applicable Borrower shall pay to the Administrative Agent a fee of $1,250 each time such Borrower gives a Money Market Quote Request to the Administrative Agent.

          2.04 Changes of Commitments.

          (a) Reduction of Commitments. The aggregate amount of the Commitments shall be automatically reduced to zero at the close of business on the Revolving Credit Termination Date.

          (b) Notice; Minimum Amount. The Company shall have the right at any time or from time to time (i) so long as no Syndicated Loans or Money Market Loans are outstanding, to terminate the Commitments and (ii) to reduce the aggregate unused amount of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate principal amount of all Money Market Loans); provided that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (y) each partial reduction


                         Five-Year Credit Agreement
shall be in an aggregate amount at least equal to $5,000,000 and in integral multiples of $5,000,000 in excess thereof.

          (c) Termination or Reduction Irrevocable. The Commitments once terminated or reduced may not be reinstated.

          2.05 Facility Fee. The Company shall pay to the Administrative Agent for account of each Bank a facility fee on the amount of such Bank's Commitment as then in effect, for the period from and including the date of this Agreement to but not including the earlier of the date such Commitment is terminated and the Revolving Credit Termination Date, at a rate per annum equal to (a) 0.0850% during any Level I Period, (b) 0.1050% during any Level II Period, (c) 0.1250% during any Level III Period, (d) 0.1500% during any Level IV Period and (e) 0.2500% during any Level V Period, provided that during the period from the Closing Date through but excluding the first anniversary thereof, such rate shall be equal to 0.1250% (irrespective of rating level). Accrued facility fee shall be payable on each Quarterly Date and on the earlier of the date the Commitments are terminated and the Revolving Credit Termination Date. Any change in a facility fee by reason of a change in the Standard & Poor's Rating or the Moody's Rating shall become effective on the date two Business Days after the date of announcement or publication by the respective rating agencies of a change in such rating or, in the absence of such announcement or publication, on the date two Business Days after the effective date of such changed rating.

          2.06 Lending Offices. The Loans of each Type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such Type.

          2.07 Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Administrative Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank, and no Bank shall have any obligation to the Administrative Agent or any other Bank for the failure by such Bank to make any Loan required to be made by such Bank. The amounts payable by each Borrower at any time hereunder to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Bank or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.


                         Five-Year Credit Agreement

          2.08 Loan Accounts; Promissory Notes.

          (a) Maintenance of Loan Accounts by Banks. Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Bank resulting from each Loan made by such Bank to such Borrower, including the amounts of principal and interest payable and paid to such Bank by such Borrower from time to time hereunder.

          (b) Maintenance of Loan Accounts by Administrative Agent. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder to each Borrower, the Class and Type thereof and, in the case of a Eurodollar Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable to each Bank from each Borrower hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower for the account of the Banks and each Bank's share thereof.

          (c) Effect of Entries. The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent any manifest arithmetical error in such accounts; provided that the failure of any Bank or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

          (d) Promissory Notes. Any Bank may request that Loans of any Class made by it to any Borrower be evidenced by a promissory note of such Borrower. In such event, the respective Borrower shall prepare, execute and deliver to such Bank a promissory note payable to the order of such Bank (or, if requested by such Bank, such Bank and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans of such Borrower evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.06 hereof) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          2.09 Optional Prepayments and Conversions or Continuations of Loans. Subject to Sections 4.04 and 5 hereof, each Borrower shall have the right to prepay Syndicated Loans, or to Convert Syndicated Loans of one Type into Syndicated Loans of another Type or Continue Syndicated Loans of one Type as Syndicated Loans of the same Type, at any time or from time to time, provided that such Borrower shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in
Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder). No Money Market Loan may be prepaid without the prior consent of the Bank holding such Loan. Notwithstanding the foregoing, and without limiting the rights and remedies of the Banks under Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Banks shall) suspend the right of any Borrower to Convert any Loan


                         Five-Year Credit Agreement
into a Fixed Rate Loan, or to Continue any Loan as a Fixed Rate Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.

          Section 3. Payments of Principal and Interest.

          3.01 Repayment of Loans.

          (a) Repayment of Money Market Loans. Each Borrower hereby promises to pay to the Administrative Agent for account of each Bank that makes any Money Market Loan to such Borrower the principal amount of such Money Market Loan, and such Money Market Loan shall mature, on the last day of the Interest Period for such Money Market Loan.

          (b) Repayment of Syndicated Loans. Each Borrower hereby promises to pay to the Administrative Agent for account of each Bank the principal of such Bank's Syndicated Loans to such Borrower on the Revolving Credit Termination Date.

          3.02 Interest. Each Borrower hereby promises to pay to the Administrative Agent for account of each Bank interest on the unpaid principal amount of each Loan made by such Bank to such Borrower for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin (if any);

          (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Fixed Base Rate for such Loan for such Interest Period plus the Applicable Margin;

          (c) if such Loan is a LIBOR Market Loan, the LIBO Rate for such Loan for the Interest Period therefor plus (or minus) the LIBO Margin quoted by the Bank making such Loan in accordance with Section 2.03 hereof; and

          (d) if such Loan is a Set Rate Loan, the Set Rate for such Loan for the Interest Period therefor quoted by the Bank making such Loan in accordance with Section 2.03 hereof.

Notwithstanding the foregoing, each Borrower hereby promises to pay to the Administrative Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank to such Borrower and on any other amount payable by such Borrower hereunder held by such Bank to or for account of such Bank, which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly


                         Five-Year Credit Agreement

Dates, (ii) in the case of a Fixed Rate Loan or a Money Market Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than 90 days (in the case of a Set Rate Loan) or three months (in the case of a Eurodollar Loan or a LIBOR Market Loan), at 90-day or three-month intervals, respectively, following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand of the Bank for whose account such interest is payable. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Banks to which such interest is payable and to the applicable Borrower.

          Section 4. Payments; Pro Rata Treatment; Computations; Etc.

          4.01 Payments.

          (a) Payment to the Administrative Agent. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by any Borrower under this Agreement shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at an account designated by the Administrative Agent to the Borrowers, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) Designation of Payee. Each Borrower shall, at the time of making each payment under this Agreement for account of any Bank, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by such Borrower hereunder to which such payment is to be applied (and in the event that such Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Banks for application in such manner as the Majority Banks, subject to
Section 4.02 hereof, may determine to be appropriate).

          (c) Payment of Banks. Each payment received by the Administrative Agent under this Agreement for account of any Bank shall be paid by the Administrative Agent promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

          (d) Due Date. If the due date of any payment under this Agreement would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable on any principal so extended for the period of such extension.

          4.02 Pro Rata Treatment.

          Except to the extent otherwise provided herein: (a) each borrowing of Syndicated Loans under Section 2.01 hereof shall be made from the Banks, each payment of


                         Five-Year Credit Agreement
facility fee under Section 2.05 hereof shall be made for account of the Banks, and each termination or reduction of the amount of the Commitments under Section 2.04 hereof shall be applied to the respective Commitments of the Banks, pro rata according to the amounts of their respective Commitments; (b) the making, Conversion and Continuation of Syndicated Loans of a particular Type (other than Conversions provided for by Section
5.04 hereof) shall be made pro rata among the Banks according to the amounts of their respective Commitments (in the case of making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans), and the then current Interest Period for each Loan of such Type shall be coterminous; (c) each payment or prepayment of principal of Syndicated Loans by a Borrower shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans held by them; and (d) each payment of interest on Syndicated Loans by a Borrower shall be made for account of the Banks pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Banks.

          4.03 Computations.

          Interest on Money Market Loans and Eurodollar Loans and facility fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

                  4.04  Minimum Amounts.

          Except for Conversions or prepayments made pursuant to Section
5.04 hereof, each borrowing, Conversion and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $5,000,000 or in integral multiples of $1,000,000 in excess thereof (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $5,000,000 or in integral multiples of $1,000,000 in excess thereof and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

          4.05 Certain Notices.

          Except as otherwise provided in Section 2.03 hereof with respect to Money Market Loans, notices to the Administrative Agent by the Company of terminations or reductions of the Commitments, and by any Borrower of borrowings, Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods, shall be irrevocable and shall be effective only if received by the Administrative


                         Five-Year Credit Agreement

Agent not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                     Number of
                                                     Business
                  Notice                             Days Prior

         Termination or reduction
         of Commitments                                   3

         Borrowing or prepayment of,
         or Conversions into,
         Base Rate Loans                                same day

         Borrowing or prepayment of,
         Conversions into, Continuations
         as, or duration of Interest
         Period for, Eurodollar Loans                    3

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loan to result from such Conversion) and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Banks of the contents of each such notice. In the event that a Borrower fails to select the Type of Loan, or the duration of any Interest Period for any Fixed Rate Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Fixed Rate Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

          4.06 Non-Receipt of Funds by the Administrative Agent.

          Unless the Administrative Agent shall have been notified by a Bank or a Borrower (each a "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank hereunder or (in the case of a Borrower) a payment to the Administrative Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has


                         Five-Year Credit Agreement
not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if the recipient(s) shall fail to return, and the Payor shall fail to make, the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

          (i) if the Required Payment shall represent a payment to be made by a Borrower to the Banks, such Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (and, in case the recipient(s) shall return the Required Payment to the Administrative Agent, without limiting the obligation of such Borrower under Section 3.02 hereof to pay interest to such recipient(s) at the Post-Default Rate in respect of the Required Payment); and

          (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Banks to a Borrower, the Payor and such Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 hereof (and, in case such Borrower shall return the Required Payment to the Administrative Agent, without limiting any claim such Borrower may have against the Payor in respect of the Required Payment).

          4.07 Sharing of Payments, Etc.

          (a) Offset. Each Borrower agrees that, if a Default hereunder shall have occurred and is continuing, then in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it for account of such Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans to such Borrower or any other amount payable to such Bank by such Borrower hereunder, that is not paid when due (regardless of whether such balances are then due to such Borrower), in which case it shall promptly notify such Borrower and the Administrative Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.

          (b) Sharing of Payments. If any Bank shall obtain from any Borrower payment of any principal of or interest on any Loan of any Class owing to it or payment of any other amount under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Bank shall have received a greater percentage of


                         Five-Year Credit Agreement
the principal of or interest on the Loans of such Class or such other amounts then due hereunder by such Borrower to such Bank than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans of such Class or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class or such other amounts, respectively, owing to each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) Indirect Holders. Each Borrower agrees that, if a Default hereunder shall have occurred and is continuing, then any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation.

          (d) Other Indebtedness. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.



          Section 5. Yield Protection, Etc.

          5.01 Additional Costs.

          (a) Additional Costs. Each Borrower shall pay directly to each Bank from time to time such amounts as such Bank may reasonably determine to be necessary to compensate such Bank for any costs that such Bank determines are attributable to its making or maintaining of any Fixed Rate Loans or its obligation to make any Fixed Rate Loans to such Borrower hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

          (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement in respect of any of such Loans (other than taxes imposed on or measured by the overall net income of such Bank or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or


                         Five-Year Credit Agreement

          (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Fixed Base Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including, without limitation, any of such Loans or any deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof), or any commitment of such Bank (including, without limitation, the Commitment of such Bank hereunder); or

          (iii) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities) or its Commitment.

If any Bank requests compensation from a Borrower under this Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Administrative Agent), suspend the obligation of such Bank thereafter to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Bank to receive the compensation so requested.

          (b) Regulatory Changes. Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank that includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Bank so elects by notice to the Borrowers (with a copy to the Administrative Agent), the obligation of such Bank to make or Continue, or to Convert Loans of any other Type into, Loans of such Type hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

          (c) Compensation. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), each Borrower shall pay directly to each Bank from time to time on request such amounts as such Bank may reasonably determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs that it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or
(ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of


                         Five-Year Credit Agreement

Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R. Part 3, Appendix
A)), of capital in respect of its Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office or such bank holding company) to a level below that which such Bank (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(c), "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          (d) Notification. Each Bank shall notify the Borrowers of any event occurring after the date of this Agreement entitling such Bank to compensation under paragraph (a) or (c) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Bank obtains actual knowledge thereof; provided that (i) if any Bank fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this
Section 5.01 in respect of any costs resulting from such event, be entitled to payment under this Section 5.01 only for costs incurred from and after the date 45 days prior to the date that such Bank does give such notice and
(ii) each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Bank will furnish to the relevant Borrower a certificate setting forth in reasonable detail the basis and amount of each request by such Bank for compensation under paragraph (a) or (c) of this Section 5.01. Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this
Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this
Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

          (e) Eurodollar Loans. Without limiting the effect of the foregoing, each Borrower shall pay to each Bank on the last day of each Interest Period for each Syndicated Loan made by such Bank to such Borrower so long as such Bank is maintaining reserves against "Eurocurrency liabilities" under Regulation D (or, unless the provisions of paragraph (b) above are applicable, so long as such Bank is, by reason of any Regulatory Change, maintaining reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank which includes any Eurodollar Loans) an additional amount (determined by such Bank and notified to such Borrower by such Bank with a copy to the Administrative Agent) equal to the product of the following for each


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                                   - 31 -


Eurodollar Loan for each day during such Interest Period:

          (i) the principal amount of such Eurodollar Loan outstanding on such day; and

          (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurodollar Loan for such Interest Period as provided in this Agreement (less the Applicable Margin) and the denominator of which is one minus the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Bank on such day minus (y) such numerator; and

          (iii) 1/360.

          (f) LIBOR Money Market Loan. Without limiting the effect of the foregoing, if, at any time after any Bank shall submit a Money Market Quote that is the basis for the interest rate payable under this Agreement on any LIBOR Market Loan made by such Bank, any Regulatory Change occurs that results in such Bank maintaining reserves against any category of liabilities which includes deposits by reference to which the interest rate on LIBOR Market Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank which includes any LIBOR Market Loans, then such Borrower shall pay to such Bank an additional amount (determined by such Bank and notified to such Borrower by such Bank with a copy to the Administrative Agent), for each day during the Interest Period for the LIBOR Market Loan to which such Money Market Quote relates that occurs on or after the date of such Regulatory Change, equal to the product of the following:

          (i) the principal amount of such LIBOR Market Loan outstanding on such day; and

          (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such LIBOR Market Loan for such Interest Period as provided in this Agreement (without giving effect to the LIBO Margin) and the denominator of which is one minus the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Bank on such day minus (y) such numerator; and

          (iii) 1/360.

Each Borrower shall pay any additional amount required to be paid pursuant to this Section 5.01(f) in respect of any LIBOR Market Loan of such Borrower on the last day of the Interest Period for such LIBOR Market Loan.

          5.02 Limitation on Types of Loans.

          Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Fixed Base Rate for any Interest Period:

          (a) the Administrative Agent determines, which determination shall be


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

                                   - 32 -


     conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Base Rate" in Section
     1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for either Type of Fixed Rate Loans as provided herein; or

          (b) the Majority Banks determine (or any Bank that has outstanding a Money Market Quote with respect to a LIBOR Market Loan determines), which determination shall be conclusive, and notify (or notifies, as the case may be) the Administrative Agent that the relevant rates of interest referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans (or LIBOR Market Loans, as the case may be) for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks (or to such quoting Bank) of making or maintaining such Type of Loans for such Interest Period;

then the Administrative Agent shall give the Borrowers and each Bank prompt notice thereof and, so long as such condition remains in effect, the Banks (or such quoting Bank) shall be under no obligation to make additional Loans of such Type, to Continue Loans of such Type or to Convert Loans of any other Type into Loans of such Type, and each Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of such Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with Section 2.09 hereof.

          5.03 Illegality.

          Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans or LIBOR Market Loans hereunder to any Borrower, then such Bank shall promptly notify such Borrower thereof (with a copy to the Administrative Agent) and such Bank's obligation to such Borrower to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans to such Borrower (in which case the provisions of Section 5.04 hereof shall be applicable), and such Bank shall no longer be obligated to make any LIBOR Market Loan to such Borrower that it has offered to make.

          5.04 Treatment of Affected Loans.

          If the obligation of any Bank to make a particular Type of Fixed Rate Loans or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 5.01 or
5.03 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Bank's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion as a result of Section 5.01(b) or 5.03 hereof, on such earlier date as such Bank may specify to the respective Borrower of such Affected Loans with a copy to the Administrative Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:


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                                   - 33 -


          (a) to the extent that such Bank's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Base Rate Loans;

          (b) all Loans that would otherwise be made or Continued by such Bank as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Bank that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans; and

          (c) if Loans of other Banks of the Affected Type are subsequently Converted into Loans of another Type (other than Base Rate Loans), such Bank's Base Rate Loans shall be automatically Converted on the Conversion date for such Loans of the other Banks into Loans of such other Type to the extent necessary so that, after giving effect thereto, all Loans held by such Bank and the Banks whose Loans are so Converted are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

If such Bank gives notice to the affected Borrower(s) with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or
5.03 hereof that gave rise to the Conversion of such Bank's Affected Loans pursuant to this Section 5.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Banks are outstanding, such Bank's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Loans of the Affected Type and by such Bank are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

          5.05 Compensation.

          Each Borrower shall pay to the Administrative Agent for account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense that such Bank determines is attributable to:

          (a) any payment, prepayment or Conversion of a Fixed Rate Loan or a Set Rate Loan made by such Bank to such Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of the Interest Period for such Loan;

          (b) any failure by such Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 7 hereof to be satisfied) to borrow a Fixed Rate Loan or a Set Rate Loan (with respect to which, in the case of a Money Market Loan, such Borrower has accepted a Money Market Quote) from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 or 2.03(b) hereof; or


                         Five-Year Credit Agreement

          (c) any failure for any reason (including, without limitation, as provided in Section 5.02 or 5.03 hereof) of a Loan of such Bank to such Borrower to be Continued as or Converted into a Fixed Rate Loan on the date for such Continuation or Conversion specified in the relevant notice given pursuant to Section 2.09 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed, Continued or Converted for the period from the date of such payment, prepayment, Conversion or failure to borrow, Continue or Convert to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, Continue or Convert, the Interest Period for such Loan that would have commenced on the date specified for such borrowing, Continuation or Conversion) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid in the London interbank market (if such Loan is a Eurodollar Loan or a LIBOR Market Loan) or the United States secondary certificate of deposit market (if such Loan is a Set Rate Loan) for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank), or if such Bank shall cease to make such bids, the equivalent rate, as reasonably determined by such Bank, derived from Page 3750 of the Dow Jones Markets Telerate Service or other publicly available source as described in the definition of "Fixed Base Rate" in Section 1.01.

          5.06 U.S. Taxes.

          (a) Non U.S. Persons. Each Borrower agrees to pay to each Bank that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due by such Borrower to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Tax imposed with respect to such payment (or in lieu thereof, payment of such U.S. Tax by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

          (i) to any payment to a Bank hereunder unless such Bank is, on the date hereof (or on the date it becomes a Bank as provided in Section 12.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Bank, either entitled to submit a Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Bank hereunder in respect of the Loans), or

          (ii) to any U.S. Tax imposed solely by reason of the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such


                         Five-Year Credit Agreement
     compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Tax.

For the purposes of this Section 5.06(a), (w) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (x) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates), (y) "U.S. Person" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America, or any estate or trust that is subject to Federal income taxation regardless of the source of its income and (z) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein.

          (b) Evidence or Deduction or Withholding. Within 30 days after paying any amount to the Administrative Agent or any Bank from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the applicable Borrower shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

          5.07 Foreign Taxes.

          (a) Payments Free and Clear of Foreign Taxes. All payments on account of the principal of and interest on the Loans, fees and all other amounts payable hereunder by any Borrower organized in any jurisdiction other than the United States of America or a State thereof (any such Borrower being herein called a "Foreign Borrower") to or for the account of the Administrative Agent or any Bank, including, without limitation, amounts payable under paragraph (b) of this Section 5.07, shall be made free and clear of and without reduction or liability for Foreign Taxes. Each Foreign Borrower will pay all Foreign Taxes applicable to it, without charge to or offset against any amount due to the Administrative Agent or any Bank, prior to the date on which penalties attach thereto, except for any such Foreign Taxes (other than Foreign Taxes imposed on or in respect of any amount payable by such Foreign Borrower hereunder) the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained, so long as no claim for such Foreign Taxes is made on the Administrative Agent or any Bank.

          (b) Indemnification for Foreign Taxes. Each Foreign Borrower shall indemnify the Administrative Agent and each Bank against, and reimburse the Administrative Agent and each Bank on demand for, any Foreign Taxes applicable to it and any loss, liability, claim or expense, including interest, penalties and legal fees, that the Administrative Agent or such Bank may incur at any time arising out of or in connection with any failure of such Foreign Borrower


                         Five-Year Credit Agreement
to make any payment of Foreign Taxes when due.

          (c) Gross-Up for Foreign Taxes. In the event that a Foreign Borrower is required by applicable law, decree or regulation to deduct or withhold Foreign Taxes from any amounts payable on, under or in respect of this Agreement or the Loans made to such Foreign Borrower, such Foreign Borrower shall (to the fullest extent permitted by applicable law) promptly pay the Person entitled to such amount such additional amounts as may be required, after the deduction or withholding of Foreign Taxes, to enable such Person to receive from such Foreign Borrower on the due date thereof, an amount equal to the full amount stated to be payable to such Person under this Agreement. Each Bank shall provide to a Foreign Borrower such forms or certificates as the Foreign Borrower may reasonably request to establish such Bank's entitlement to an exemption from or reduction of Foreign Taxes, but no Bank shall be required to provide any form or certificate if it determines in its discretion that the provision of such form or certificate could adversely affect it or it is not legally entitled to provide such form or certificate.

          (d) Tax Receipts, Etc. Each Foreign Borrower shall furnish to the Administrative Agent, upon the request of any Bank (through the Administrative Agent), together with sufficient certified copies for distribution to each Bank requesting the same (identifying the Banks that have so requested), original official tax receipts (or certified copies thereof) in respect of each payment of Foreign Taxes required under this
Section 5.07 made by such Foreign Borrower or such other information, documents and receipts that the Administrative Agent or such Bank may reasonably require to establish to its satisfaction that full and timely payment has been made of all Foreign Taxes required to be paid under this
Section 5.07 within 30 days after the date such payment is made.

          Section 6. Guarantee by the Company.

          6.01 The Guarantee. The Company hereby guarantees to each Bank and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Banks to each Subsidiary Borrower, and all other amounts from time to time owing to the Banks or the Administrative Agent by each Subsidiary Borrower under this Agreement, in each case strictly in accordance with the terms hereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Company hereby further agrees that if any Subsidiary Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Company will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          6.02 Obligations Unconditional. The obligations of the Company under Section 6.01 hereof are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of any Subsidiary Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or


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
exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02 that the obligations of the Company hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Company hereunder, which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to the Company, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

          (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Bank or Banks as security for any of the Guaranteed Obligations shall fail to be perfected.

The Company hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Bank exhaust any right, power or remedy or proceed against any Subsidiary Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          6.03 Reinstatement. The obligations of the Company under this
Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Subsidiary Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by Bank, the Administrative Agent or any other holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Company agrees that it will indemnify the Administrative Agent and each Bank on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          6.04 Subrogation. The Company hereby agrees that, until the payment and


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
satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Banks under this Agreement, it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 6.01 hereof, whether by subrogation or otherwise, against any Subsidiary Borrower or any security for any of the Guaranteed Obligations.

          6.05 Remedies. The Company agrees that, as between the Company and the Banks, the obligations of the Subsidiary Borrowers under this Agreement may be declared to be forthwith due and payable as provided in
Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of
Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Subsidiary Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Subsidiary Borrowers) shall forthwith become due and payable by the Subsidiary Borrowers for purposes of said Section 6.01.

          6.06 Instrument for the Payment of Money. The Company hereby acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Bank or the Administrative Agent, at its sole option, in the event of a dispute by the Company in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

          6.07 Continuing Guarantee. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          Section 7. Conditions Precedent.

          7.01 Initial Loan. The obligation of any Bank to make its initial Loan hereunder is subject to the receipt, on or before September 30, 1998, by the Administrative Agent (with sufficient copies for each Bank that requests a copy) of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Bank) in form and substance:

          (a) Corporate Documents. Certified copies of the charter and by-laws of the Company and of all corporate authority for the Company (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of this Agreement and the Loans to be made to the Company hereunder (and the Administrative Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from the Company to the contrary).

          (b) Officer's Certificate. A certificate of a financial officer of the Company, to the effect set forth in the first sentence of
     Section 7.03 hereof.

          (c) Opinion of Counsel to the Company. An opinion of Wendy C. Shiba, Esq.,


                         Five-Year Credit Agreement

     Vice President, Secretary and Assistant General Counsel of the Company, substantially in the form of Exhibit B hereto and covering such other matters as the Administrative Agent or any Bank may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to the Banks and the Administrative Agent).

          (d) Opinion of Special New York Counsel to Chase. An opinion of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, substantially in the form of Exhibit C hereto (and Chase hereby instructs such counsel to deliver such opinion to the Banks).

          (e) Other Documents. Such other documents as the Administrative Agent or any Bank or special New York counsel to Chase may reasonably request.

The obligation of any Bank to make its initial extension of credit hereunder is also subject to the payment or delivery by the Company of such fees and other consideration as the Company shall have agreed to pay or deliver to any Bank or an affiliate thereof or the Administrative Agent in connection herewith.

          7.02 Initial Loans to Subsidiary Borrowers. The obligation of any Bank to make its initial Loan to any Subsidiary Borrower hereunder is subject to the receipt by the Administrative Agent (with sufficient copies for each Bank that requests a copy) of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Bank) in form and substance:

          (a) Subsidiary Borrower Designation Letter. A completed Subsidiary Borrower Designation Letter for such Subsidiary Borrower, substantially in the form of Exhibit G hereto, executed by the Company and such Subsidiary Borrower, it being understood that the Majority Banks shall have first consented to the respective Subsidiary of the Company being so designated as a "Subsidiary Borrower" hereunder (provided that it is understood that, effective upon the consummation of the Arrangement, each of Bowater Canadian Holdings Incorporated, Bowater Canada Inc. and Avenor shall be a satisfactory for these purposes).

          (b) Corporate Documents. Certified copies of the charter and by-laws of such Subsidiary Borrower and of all corporate authority for such Subsidiary Borrower (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution and delivery by such Subsidiary Borrower of such Subsidiary Borrower Designation Letter, and the performance of this Agreement and the Loans to be made to such Subsidiary Borrower hereunder (and the Administrative Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from such Subsidiary Borrower to the contrary).

          (c) Opinion of Counsel to the Company. An opinion with respect to such Subsidiary Borrower from counsel satisfactory to the Administrative Agent, and covering the matters set forth in the form of opinion of counsel for the Company set forth in


                         Five-Year Credit Agreement

     Exhibit B hereto and such other matters as the Administrative Agent or any Bank may reasonably request (and such Subsidiary Borrower hereby instructs such counsel to deliver such opinion to the Banks and the Administrative Agent).

          (d) Process Agent Acceptance. To the extent that such Subsidiary Borrower is a Foreign Borrower, an acceptance from the "Process Agent" under and as defined in such Subsidiary Borrower Designation Letter, duly executed and delivered by such Process Agent.

          (e) Other Documents. Such other documents as the Administrative Agent or any Bank or special New York counsel to Chase may reasonably request.

          7.03 Initial and Subsequent Loans. The obligation of any Bank to make any Loan (including any Money Market Loan and such Bank's initial Syndicated Loan) to any Borrower upon the occasion of each borrowing hereunder is subject to the further conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

          (a) no Default shall have occurred and be continuing; and

          (b) the representations and warranties made by the Company in
     Section 8.01 hereof shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and, in addition, in the case of a Loan to any Subsidiary Borrower, the representations and warranties made by such Subsidiary Borrower in its Subsidiary Borrower Designation Letter shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date.

Each notice of borrowing hereunder shall constitute a certification by the Company (and, in the case of a Loan to a Subsidiary Borrower, by such Subsidiary Borrower) to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company (or applicable Subsidiary Borrower) otherwise notifies the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).

          Section 8. Representations and Warranties.

          The Company represents and warrants to the Administrative Agent and the Banks the following (it being understood that until the consummation of the Arrangement, references herein to Avenor, any of its Subsidiaries or any of their respective Property, the Arrangement
Agreement, the Joint Proxy Circular or any Canadian Plan shall be deemed inapplicable):

          8.01 Corporate Existence.

          Each of the Company and its Subsidiaries: (a) is a corporation, partnership or


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                                   - 41 -


other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could have a Material Adverse Effect.

          8.02 Financial Condition; Year 2000 Issues.

          (a) Financial Statements. The Company has heretofore furnished to each of the Banks the following financial statements:

          (i) the audited consolidated balance sheets of the Company and its Consolidated Subsidiaries as at December 31, 1996 and December 31, 1997, respectively, and the related audited consolidated statements of operations, capital accounts and cash flows of the Company and its Consolidated Subsidiaries for the fiscal years ended on said respective dates, with the opinion thereon of KPMG Peat Marwick LLP;

          (ii) the unaudited consolidated balance sheets of the Company and its Consolidated Subsidiaries as at March 31, 1998 and the related unaudited consolidated statements of operations, capital accounts and cash flows of the Company and its Consolidated Subsidiaries for the three month period ended on said date; and

          (iii) a pro forma condensed combined unaudited balance sheet of the Company and its Consolidated Subsidiaries as at March 31, 1998, and the related pro forma condensed combined unaudited statements of operations, capital accounts and cash flows of the Company and its Consolidated Subsidiaries for the fiscal year ended on said date, as set forth in the Joint Proxy Circular, certified by a financial officer of the Company and prepared under the assumption that the Arrangement, and the borrowings contemplated hereunder had each been consummated on January 1, 1997, and demonstrating the solvency of the Company and its Consolidated Subsidiaries on a pro forma basis after giving effect to the Arrangement.

Such financial statements are complete and correct and fairly present the respective consolidated actual or pro forma (as the case may be) financial condition of the Company and its Consolidated Subsidiaries, as at said date and the actual or pro forma (as applicable) consolidated results of their operations for the fiscal year ended on said date, all in accordance with generally accepted accounting principles and practices of the United States of America applied on a consistent basis; and neither the Company nor any of its Subsidiaries had on the date thereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said date. There has been no material adverse change in the Property, business, operations, financial condition, liabilities or capitalization of the Company and its Consolidated Subsidiaries taken as a whole since the last day of the fiscal year of the Company as to which financial statements have most recently been


                         Five-Year Credit Agreement
delivered pursuant to Section 9.01(b) hereof (or, if no such financial statements have yet been delivered, since December 31, 1997).

          (b) Year 2000 Issues. Since 1990, the Company has reengineered its major internally-developed software programs. During this effort, the Company examined potential problems arising from the inability of certain application software programs to recognize the year 2000. A formal review of all internally-developed software was completed in 1997. No major problems were encountered. In addition, all major third-party licensed application software programs have been reviewed and are either compliant or have released a compliant version to which the Company will migrate in 1998. The costs associated with these projects are currently expected to be less than $1,000,000. The Company continues to review all other manufacturing equipment systems. Although the results of this review are not yet complete, the Company does not expect the costs associated with issues raised by this review to have a Material Adverse Effect.

          Avenor has completed an inventory, and has assessed the risk of each of its systems (including process control computer systems used in its manufacturing facilities), with respect to potential year 2000 issues. The aggregate costs associated with this project remaining to be expended are currently expected to be less than Cdn. $16,000,000.

          The Company does not believe that the failure to remedy any remaining unresolved year 2000 issues prior to January 1, 2000 will result in a Material Adverse Effect.

          8.03 Litigation.

          Except as disclosed to the Banks in Schedule IV hereto, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, or any labor disputes, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries (or Avenor or any of its Subsidiaries) that, if adversely determined, would have a Material Adverse Effect.

          8.04 No Breach.

          None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company, or any applicable law or regulation in any material respect, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument in any material respect to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

          8.05 Action.


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

          The Company has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and to borrow under this Agreement; the execution, delivery and performance by the Company of this Agreement and the borrowings by the Company under this Agreement have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Company and constitutes, its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          8.06 Approvals.

          No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Company of this Agreement or for the legality, validity or enforceability hereof or thereof, or for any borrowing by the Company under this Agreement (except in connection with the Arrangement, each of which shall have been obtained and be in full force and effect prior to the consummation thereof, with all waiting periods having expired).

          8.07 Use of Credit.

          Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock. Not more than 25% of the value of the Properties of the Company and its Subsidiaries subject to the provisions of Section 9.05 or
Section 9.06 hereof is represented by Property constituting Margin Stock.

          8.08 ERISA; Canadian Plans.

          Each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or state law, and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Banks under Section 9.01(e) hereof. Each Canadian Plan is and has been in all material respects, established, qualified, registered, administered and invested in compliance with all applicable federal and provincial laws (including, without limitation, the Income Tax Act (Canada) and the Supplemental Pension Plans Act (Quebec)) and any applicable collective bargaining agreements, and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Banks under Section 9.01(f) hereof. All material obligations of the Company and its Subsidiaries under each Canadian Plan, including contribution obligations, have been satisfied and there are no outstanding defaults or violations in respect thereof.


                         Five-Year Credit Agreement

          8.09 Taxes.

          The Company and its domestic Subsidiaries (within the meaning of Section 7701(a)(4) of the Code) are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Company and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate.

          8.10 Investment Company Act.

          Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          8.11 Public Utility Holding Company Act.

          Neither the Company nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          8.12 Material Agreements and Liens.

          (a) Material Agreements. Part A of Schedule II hereto is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries (or by Avenor or any of its Subsidiaries) the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $50,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule II.

          On the date hereof, the maximum aggregate principal or face amount of all Indebtedness and all other extensions of credit outstanding (or that may become outstanding) under each credit agreement, loan agreement, indenture, guarantee, letter of credit or other arrangement to which the Company or any of its Subsidiaries (or Avenor or any of its Subsidiaries) is a party, or guarantee by the Company or any of its Subsidiaries (or by Avenor or any of its Subsidiaries), that is not listed in Part A of Schedule II hereto does not exceed an amount equal to $25,000,000.

          (b) Material Liens. Part B of Schedule II hereto is a complete and correct list, as of the date of this Agreement, of each Lien securing Indebtedness of any Person the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $50,000,000 and


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
covering any Property of the Company or any of its Subsidiaries (or Avenor or any of its Subsidiaries), and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule II.

          8.13 Environmental Matters.

          Each of the Company and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Company and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not have a Material Adverse Effect.

          8.14 Subsidiaries, Etc.

          Set forth in Part A of Schedule III hereto is a complete and correct list, as of the date of this Agreement, of all of the Subsidiaries of the Company (or of Avenor) together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule III hereto, (x) each of the Company and its Subsidiaries (and Avenor and its Subsidiaries) owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in said Part A or
Schedule III hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

          Except as disclosed in Part B of Schedule III hereto (and except for restrictions and conditions imposed by law), none of Avenor or any of its Subsidiaries is, on the date hereof (or on the date on which the Arrangement shall be consummated), subject to any indenture, agreement, instrument or other arrangement that (a) prohibits, restricts or imposes any condition upon the ability of Avenor or any or its Subsidiaries to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or (b) that will restrict in any material respect the ability of the Company and its Subsidiaries from integrating their business and operations with that of Avenor and its Subsidiaries.

          After giving effect to the consummation of the Arrangement, Avenor and its Subsidiaries will be Consolidated Subsidiaries hereunder.


                         Five-Year Credit Agreement

          8.15 True and Complete Disclosure.

          The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to the Administrative Agent or any Bank (including, without limitation, the Joint Proxy Circular) in connection with the negotiation, preparation or delivery of this Agreement or included herein or delivered pursuant hereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Company and its Subsidiaries to the Administrative Agent and the Banks in connection with this Agreement and the transactions contemplated hereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could have a Material Adverse Effect that has not been disclosed herein or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Banks for use in connection with the transactions contemplated hereby.

          8.16 Arrangement Agreement; Joint Proxy Circular; Etc.

          The Company has heretofore delivered to the Administrative Agent a true and complete copy of the Joint Proxy Circular and the Arrangement Agreement (in each case including any modifications or supplements thereto, or any waivers thereunder) as in effect on the date hereof.

          Section 9. Covenants of the Company.

          The Company covenants and agrees with the Banks and the Administrative Agent that, so long as any Commitment or any Loan by any Borrower is outstanding and until payment in full of all amounts payable by each Borrower hereunder:

          9.01 Financial Statements Etc.

          The Company shall deliver to the Administrative Agent (with sufficient copies for each Bank, which the Administrative Agent shall promptly furnish to such Bank):

          (a) as soon as available and in any event within 60 days after the end of each of the quarterly fiscal periods of each fiscal year of the Company, consolidated statements of operations, capital accounts and cash flows of the Company and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year;

          (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, consolidated statements of operations, capital accounts and


                         Five-Year Credit Agreement
     cash flows of the Company and its Consolidated Subsidiaries for such fiscal year and the related consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles of the United States of America;

          (c) promptly upon their becoming available, copies of all registration statements (other than on Form S-8) and regular periodic reports on Forms 10-K, 10-Q and 8-K that the Company or any of its Subsidiaries shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor), or any similar periodic reports filed with the comparable agency in Canada;

          (d) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (e) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

               (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

               (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

               (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such


                         Five-Year Credit Agreement

          Multiemployer Plan;

               (iv) the complete or partial withdrawal from a Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
          Section 4041A of ERISA;

               (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

               (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

          (f) as soon as possible, and in any event within ten days after the Company or any of its Subsidiaries knows or has reason to believe that any of the events or conditions specified below with respect to any Canadian Plan has occurred or exists, a statement signed by a financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its Subsidiary proposes to take with respect thereto (and a copy of any notice required to be filed with or given to any governmental authority in Canada by the Company or any Subsidiary with respect to such event or condition):

               (i) the Company or any of its subsidiaries declares, or any governmental authority orders, or proposes to order, a full or partial termination or wind up of a Canadian Plan;

               (ii) a failure by the Company or any Subsidiary to make a contribution to a Canadian Plan in accordance with the terms thereof, any collective bargaining agreement or under applicable federal or provincial laws, which failure has not been remedied within 30 days after the Company or the Subsidiary is notified of such event and which failure could result in a Material Adverse Effect;

               (iii) the adoption of any amendment to any Canadian Plan that would result in a loss of tax exempt status of the Plan or the trust or other funding medium maintained in respect of such Plan, or that increases the funding obligations under any Canadian Plan, which increase could reasonably be expected to result in a Material Adverse Effect;

               (iv) the institution of any proceeding, action, suit or claim)(other than


                         Five-Year Credit Agreement
          routine claims for payment of benefits) involving any Canadian Plan or its assets; or

               (v) any event occurring or condition existing with respect to any Canadian Plan that has resulted or could result in any Canadian Plan having its registration revoked or refused or being placed under the administration of any governmental or regulatory authority (or their representatives).

          (g) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default stating that such notice is a "Notice of Default" and describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto; and

          (h) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any accountants letters delivered to management, and any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Bank or the Administrative Agent may reasonably request.

The Company will furnish to the Administrative Agent (with sufficient copies for each Bank, which the Administrative Agent shall promptly furnish to such Bank), at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 9.07 and 9.08 hereof as of the end of the respective quarterly fiscal period or fiscal year.

          9.02 Litigation.

          The Company will promptly give to the Administrative Agent (which shall promptly furnish the same to each Bank) notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and of all labor disputes, and any material development in respect of such legal or other proceedings or disputes, affecting the Company or any of its Subsidiaries, except proceedings or disputes that, if adversely determined, would not have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to the Administrative Agent (which shall promptly furnish the same to each Bank) notice of the assertion of any environmental claim by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any environmental claim or alleged violation that, if adversely determined, would not have a Material Adverse Effect.

          9.03 Existence, Etc.


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

          The Company will, and will cause each of its Subsidiaries to:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under Section 9.05 hereof);

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities (including, without limitation, any of the foregoing relating to environmental matters) if failure to comply with such requirements could have a Material Adverse Effect;

          (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with generally accepted accounting principles of the United States of America;

          (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

          (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles of the United States of America consistently applied; and

          (f) permit representatives of any Bank or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Administrative Agent (as the case may be).

          9.04 Insurance.

          The Company will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

          9.05 Prohibition of Fundamental Changes.

          The Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Company will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or Property, whether now owned or


                         Five-Year Credit Agreement

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                                   - 51 -


hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms). Notwithstanding the foregoing provisions of this Section 9.05:

          (a) the Company may consummate the Arrangement;

          (b) any Subsidiary of the Company may be merged, amalgamated or consolidated with or into: (i) the Company if the Company shall be the continuing or surviving corporation or (ii) any other such Subsidiary; provided that if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary (or in the case of an amalgamation, a new Wholly Owned Subsidiary formed thereby) shall be the continuing or surviving corporation;

          (c) any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or a Wholly Owned Subsidiary of the Company;

          (d) the Company or any Subsidiary of the Company may merge or consolidate (and any such Subsidiary may amalgamate) with any other Person if (i) in the case of a merger or consolidation of the Company, the Company is the surviving corporation and, in any other case, the surviving corporation is a Wholly-Owned Subsidiary of the Company and
     (ii) after giving effect thereto no Default would exist;

          (e) any Wholly Owned Subsidiary of the Company or Avenor may be dissolved or liquidated, so long as any assets of such Wholly Owned Subsidiary (after settlement of all claims against such Wholly Owned Subsidiary) shall be transferred in such dissolution or liquidation to the Company or Avenor or to another Wholly Owned Subsidiary of the Company or Avenor; and

          (f) in addition to the dispositions permitted pursuant to clauses
     (b) through (e) of this Section 8.05, the Company or any Subsidiary of the Company may sell or otherwise dispose of Property (including, without limitation, by merger or consolidation) if, after giving effect to any such sale or disposition, the book value of such Property, together with the aggregate book value of the Property so sold or disposed of since December 31, 1997 does not exceed 20% of Total Assets at the date of (and before giving effect to) such sale or disposition, provided that in any event the dispositions set forth in
     Schedule V hereto shall in any event be permitted and shall not to be included in the calculation of aggregate dispositions otherwise permitted under the foregoing provisions of this clause (f).

          9.06 Limitation on Liens.

          The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:



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                                   - 52 -


          (a) Liens in existence on the date hereof and listed in Part B of
     Schedule II hereto;

          (b) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

          (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 10(i) hereof;

          (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (g) Liens on Property of any corporation that becomes a Subsidiary of the Company after the date of this Agreement; provided that such Liens are in existence at the time such corporation becomes a Subsidiary of the Company and were not created in anticipation thereof;

          (h) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Company or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that no such Lien shall extend to or cover any Property of the Company or such Subsidiary other than the Property so acquired and improvements thereon;

          (i) Liens securing obligations of the Company or any of its Subsidiaries incurred in conjunction with industrial revenue bonds or pollution control bonds of any facilities used by the Company or any of its Subsidiaries;


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                                   - 53 -


          (j) additional Liens upon real and/or personal Property created after the date hereof, provided that the aggregate outstanding principal amount of Indebtedness secured by such Liens, together with the aggregate principal amount of Indebtedness permitted under Section 9.11(f) hereof, shall not at any time exceed 10% of Total Assets at such time; and

          (k) any extension, renewal or replacement of the foregoing; provided that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property).

          9.07 Consolidated Net Worth.

          The Company will not permit Consolidated Net Worth at any time to be less than (a) $1,500,000,000 plus (b) 50% of the consolidated net income of the Company and its Consolidated Subsidiaries for each fiscal quarter of the Company from and including the first fiscal quarter in 1998 to and including the fiscal quarter ending on (or most recently ended prior to) such time; provided that, if there is a consolidated net loss for any such fiscal quarter, consolidated net income for such fiscal quarter shall, for the purposes of clause (b) of this Section 9.07, be deemed to be zero.

          9.08 Total Debt to Total Capital Ratio.

          The Company will not permit the ratio of (a) Total Debt to (b) Total Capital to exceed 0.65 to 1 at any time during the period commencing on the date hereof through and including March 30, 1999, and 0.60 to 1 at any time thereafter.

          9.09 Transactions with Affiliates.

          Except as expressly permitted by this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly:
(a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided that (x) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) so long as the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate.

          9.10 Use of Proceeds.

          The Company will use the proceeds of the Loans hereunder to finance the Arrangement, to refinance existing indebtedness of the Company, and to pay fees and expenses


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                                   - 54 -


relating thereto, and for the general corporate purposes of the Company and its subsidiaries; provided that neither the Administrative Agent nor any Bank shall have any responsibility as to the use of any of such proceeds.

          9.11 Indebtedness.

          The Company will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness (including any Indebtedness incurred pursuant to a sale or leaseback transaction), except:

          (a) Indebtedness of Subsidiaries of the Company (or of Avenor and its Subsidiaries) existing on the date hereof and (to the extent exceeding the minimum threshold requirements set forth in Section 8.12(a)) set forth in Part A of Schedule II hereto, any assumption or Guarantee thereof by any other Subsidiary, and any extensions, renewals and replacements thereof, so long as (i) the weighted average life of the maturity of such Indebtedness as so extended, renewed or refinanced, taken as a whole, is not materially different than such weighted average life prior to such extension, renewal or refinancing,
     (ii) any terms of subordination set forth in such Indebtedness are not adversely affected thereby in any material respect and (iii) the terms generally of such Indebtedness as so extended, renewed or refinanced are not made more restrictive (from the standpoint of the Company) in any material respect;

          (b) Indebtedness of Subsidiary Borrowers hereunder;

          (c) Indebtedness of any Subsidiary to the Company or any other Subsidiary;

          (d) Indebtedness of any Subsidiary as an account party in respect of trade letters of credit;

          (e) Guarantees by Subsidiaries of Indebtedness of other
     Subsidiaries; and

          (f) other unsecured Indebtedness, provided that the aggregate outstanding principal amount of such Indebtedness, together with the aggregate amount of Indebtedness secured by Liens permitted under
     Section 9.06(j) hereof, shall not at any time exceed 10% of Total Assets at such time.

          9.12 Restrictive Agreements.

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that the foregoing shall not apply to (x) restrictions and conditions imposed by law or by this Agreement, (y) restrictions and conditions existing on the date hereof identified on Part A of Schedule II (but shall apply to any extension or renewal of, or any


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                                   - 55 -


amendment or modification expanding the scope of, any such restriction or condition) and (z) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

          9.13 Limitation on Lines of Business.

          The Company will not enter into any business, either directly or through any Subsidiary, to any substantial extent other than those businesses in which the Company, Avenor and their respective Subsidiaries are engaged on the date of this Agreement and, in each case, activities directly related thereto or ancillary, complementary or reasonably related thereto as reasonably determined by the Company in its sole judgment.

          Section 10. Events of Default.

          If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

          (a) Any Borrower shall default in the payment when due (whether at stated maturity or upon optional prepayment) of any principal of any Loan payable by it hereunder, or shall default for three or more Business Days in the payment when due (whether at stated maturity or upon optional prepayment) of any interest on any Loan or any fee or any other amount payable under this Agreement; or

          (b) Any representation, warranty or certification made or deemed made herein (or in any modification or supplement hereto) by the Company, or by any Subsidiary Borrower in its Subsidiary Borrower Designation Letter, or in any certificate furnished to any Bank or the Administrative Agent pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made or deemed made or furnished in any material respect; or

          (c) The Company or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable; or

          (d) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (d) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the Property or assets securing such Indebtedness;

          (e) The Company shall default in the performance of any of its obligations under any of Sections 9.01(g), 9.05, 9.06, 9.07 or 9.08 hereof; or any Borrower shall default in


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                                   - 56 -


     the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of 30 days after notice thereof to the Borrowers by the Administrative Agent or any Bank (through the Administrative Agent); or

          (f) The Company or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (g) The Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) take any corporate action for the purpose of effecting any of the foregoing or (vii) do the equivalent of any of the foregoing under the laws of any non-U.S. jurisdiction (including, in the case of Canada, the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada) or the Winding Up Act (Canada)); or

          (h) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its Property, or (iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed for a period of 60 or more days or (iv) the equivalent of any of the foregoing under any non-U.S. jurisdiction (including, in the case of Canada, the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada) or the Winding Up Act (Canada)); or an order, judgment or decree approving or ordering any of the foregoing shall be entered against the Company or such Subsidiary in an involuntary case under the Bankruptcy Code; or

          (i) A final judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or in excess of $50,000,000 in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of


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                                   - 57 -


     the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (j) An event or condition specified in Section 9.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would constitute, in the determination of the Majority Banks, a Material Adverse Effect; or

          (k) A reasonable basis shall exist for the assertion against the Company or any of its Subsidiaries of (or there shall have been asserted against the Company or any of its Subsidiaries) claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of hazardous materials (within the meaning of any Environmental Law) by the Company or any of its Subsidiaries, or any predecessor in interest of the Company or any of its Subsidiaries, or relating to any site or facility owned, operated or leased by the Company or any of its Subsidiaries, which claims or liabilities (insofar as they are payable by the Company or any of its Subsidiaries but after deducting any portion thereof which is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor), in the judgment of the Majority Banks are reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof is, singly or in the aggregate, reasonably likely to have a Material Adverse Effect; or

          (l) During any period of 25 consecutive calendar months, a majority of the Board of Directors of the Company shall no longer be composed of individuals (i) who were members of said Board on the first day of such period, (ii) whose election or nomination to said Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said Board or (iii) whose election or nomination to said Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of said Board;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (g) or (h) of this Section 10 with respect to any Borrower,
(A) the Administrative Agent may and, upon request of the Majority Banks, shall, by notice to the Borrowers, terminate the Commitments and they shall thereupon terminate, and (B) the Administrative Agent may and, upon request of Banks having more than 50% of the aggregate unpaid principal amount of the Loans shall, by notice to the Borrowers declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrowers hereunder (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers; and (2) in the case of the occurrence of an Event of Default referred to


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                                   - 58 -


in clause (g) or (h) of this Section 10 with respect to any Borrower, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrowers hereunder (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

          Section 11. The Administrative Agent.

          11.01 Appointment, Powers and Immunities.

          Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

          (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Bank;

          (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other document referred to or provided for herein or for any failure by any Borrower or any other Person to perform any of its obligations hereunder or thereunder;

          (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and

          (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

                  11.02  Reliance by Administrative Agent.

          The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal


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                                   - 59 -


counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

          11.03 Defaults.

          The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of facility fee) unless the Administrative Agent has received notice from a Bank or any Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Administrative Agent shall (subject to Sections 11.01, 11.07 and 12.04 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks or all of the Banks.

          11.04 Rights as a Bank.

          With respect to its Commitment and the Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any
Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Company (and any of its Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Chase (and any such successor) and its affiliates may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

          11.05 Indemnification.

          The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Company under said Section 12.03) ratably in accordance with the aggregate principal amount of the Loans held by the Banks (or, if no Loans shall be outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever


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                                   - 60 -


that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Bank) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses that any Borrower is obligated to pay under Section 12.03 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          11.06 Non-Reliance on Administrative Agent and Other Banks.

          Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Borrower of this Agreement or any other document referred to or provided for herein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

          11.07 Failure to Act.

          Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          11.08 Resignation or Removal of Administrative Agent.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrowers, and the Administrative Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring


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Administrative Agent may, on behalf of the Banks, appoint a successor
Administrative Agent, that shall be a bank which has an office in New York, New York and which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

          Section 12. Miscellaneous.

          12.01 Waiver.

          No failure on the part of the Administrative Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          12.02 Notices.

          All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy), or, with respect to notices given pursuant to Section 2.03 hereof, by telephone, confirmed in writing by telecopier by the close of business on the day the notice is given, delivered (or telephoned, as the case may be) to the intended recipient as follows:

          (a) if to the Company or any of the Subsidiary Borrowers, to Bowater Incorporated at 55 East Camperdown Way, Greenville, South Carolina 29602, Attention of Treasurer (Telecopy No. 864-282-9219; Telephone No. 864-282-9500);

          (b) if to the Administrative Agent, to it at The Chase Manhattan Bank, 1 Chase Manhattan Plaza, New York, New York 10081, Attention of Agency Services Group (Telecopy No. 212-552-7490; Telephone No. 212-552-7277); and

          (c) if to a Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address, telecopier number or telephone number for notices and other communications hereunder by notice to the other parties hereto (which notice, in the case of any such change by a Bank, shall be given by such Bank to the Borrowers and the Administrative Agent) , provided that notwithstanding the foregoing, all notices to any Borrower


                         Five-Year Credit Agreement
by the Administrative Agent or any Bank may be given to the Company, and the Administrative Agent and each Bank is authorized to rely on any notice (including notices of borrowing) given by the Company with respect to matters relating to any Borrower (and shall not be required to receive a notice from the respective Borrower to which such matter relates). Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          12.03 Expenses, Etc.

          The Company (and, in the case of clauses (b) and (c) below, each Subsidiary Borrower) agrees to pay or reimburse: (a) the Administrative Agent for paying all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the making of the Loans hereunder and
(ii) the negotiation and preparation of any modification, supplement or waiver of any of the terms of this Agreement (whether or not consummated);
(b) each Bank and the Administrative Agent for paying its reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of its legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, (ii) the negotiation of any restructuring or "work-out" (whether or not consummated) of the obligations of any Borrower hereunder and (iii) the enforcement of this Section 12.03; and (c) each Bank and the Administrative Agent for paying all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein.

          Each Borrower hereby agrees to indemnify the Administrative Agent and each Bank and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages and expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages and expenses incurred by the Administrative Agent to any Bank, whether or not the Administrative Agent or any Bank is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the generality of the foregoing, each Borrower will indemnify the Administrative Agent and each Bank from, and hold the Administrative Agent and each Bank harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the


                         Five-Year Credit Agreement

Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased by the Company or any of its Subsidiaries (or any such predecessor in interest), or any release (within the meaning of any Environmental Law) or threatened release of any hazardous materials (within the meaning of any Environmental Law) from any such site or facility, including any such release or threatened release which shall occur during any period when the Administrative Agent or any Bank shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Bank of any of its rights and remedies hereunder.

          12.04 Amendments, Etc.

          Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company, each Subsidiary Borrower, the Administrative Agent and the Majority Banks, or by the Company, each such Subsidiary Borrower, and the Administrative Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Administrative Agent acting with the consent of the Majority Banks; provided that:

          (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Banks or by the Administrative Agent acting with the consent of all of the Banks: (i) increase or extend the term of the Commitments, or extend the time or waive any requirement for the reduction or termination of the Commitments, (ii) extend any date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of any Borrower to prepay Loans, (vi) alter the terms of any of Sections 2.07, 4.07, 5 and 12.03 hereof or this Section 12.04, (vii) modify the definition of the term "Majority Banks" or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (viii) waive any of the conditions precedent set forth in Section 6 hereof; and

          (b) any modification or supplement of Section 11 hereof, or of any of the rights or duties of the Administrative Agent hereunder, shall require the consent of the Administrative Agent.

          12.05 Successors and Assigns.

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          12.06 Assignments and Participations.

          (a) Assignment by the Company. None of the Borrowers may assign all or any portion of its rights or obligations hereunder without the prior consent of all of the Banks and the


                         Five-Year Credit Agreement

Administrative Agent.

          (b) Assignment by the Banks. Each Bank may assign all or any portion of its Loans and its Commitment (but only with the consent of the Company and the Administrative Agent, which consent may not be unreasonably withheld or delayed); provided that

          (i) no such consent by the Company or the Administrative Agent shall be required in the case of any assignment to another Bank;

          (ii) except to the extent the Company and the Administrative Agent shall otherwise consent, any such partial assignment shall be in an amount at least equal to $10,000,000;

          (iii) each such assignment by a Bank of its Loans or Commitment shall be made in such manner so that the same portion of its Loans and Commitment is assigned to the respective assignee; and

          (iv) upon each such assignment, the assignor and assignee shall deliver to the Company and the Administrative Agent an Assignment and Acceptance in the form of Exhibit A hereto.

Upon each such assignment the assigning Bank shall pay the Administrative Agent an assignment fee of $3,500.

          (c) Participations. A Bank may sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of any Loans held by it, or in its Commitment, provided that such Participant shall not have any other rights or obligations under this Agreement (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by any Borrower to any Bank under Section 5 hereof in respect of Loans held by it, and its Commitment, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans and Commitment, and as if such Bank were funding each of such Loan and Commitment in the same way that it is funding the portion of such Loan and Commitment in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Bank's Commitment, (ii) extend any date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, or (v) consent to any modification, supplement or waiver hereof to the extent that the same, under Section 12.04 hereof, requires the consent of each Bank.

          (d) Federal Reserve Banks. In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Bank may assign and pledge


                         Five-Year Credit Agreement
all or any portion of its Loans to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

          (e) Information. A Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.12(b) hereof.

          (f) Assignment to the Company. Anything in this Section 12.06 to the contrary notwithstanding, the Company shall not, and shall not permit any of its Subsidiaries to, acquire (whether by assignment, participation or otherwise), and no Bank may assign or participate to the Company or any of its Subsidiaries or Affiliates, any interest in any Loan without the prior consent of each Bank.

          (g) Register. The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower or any Bank, at any reasonable time and from time to time upon reasonable prior notice.

          (h) Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 12.06 and any written consent to such assignment required by paragraph (b) of this Section 12.06, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          12.07 Survival.

          The obligations of the Borrowers under Sections 5.01, 5.05, 5.06,
5.07 and 12.03 hereof and the obligations of the Banks under Section 11.05 hereof shall survive the repayment of the Loans and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any Loan, any Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.


                         Five-Year Credit Agreement

          12.08 Captions.

          The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          12.09 Counterparts.

          This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          12.10 Governing Law; Submission to Jurisdiction.

          This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          12.11 Waiver of Jury Trial.

          EACH OF THE COMPANY, THE SUBSIDIARY BORROWERS, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          12.12 No Immunity. To the extent that any Foreign Borrower may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement, to claim for itself or its Properties or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Foreign Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

          12.13 Judgment Currency. This is an international loan transaction in which the specification of U.S. Dollars and payment in New York City is of the essence, and the obligations of each Foreign Borrower under this Agreement to make payment to (or for the account of) a Bank in U.S. Dollars shall not be discharged or satisfied by any tender or recovery


                         Five-Year Credit Agreement
pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by such Bank in New York City of the full amount of U.S. Dollars payable to such Bank under this Agreement. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. Dollars into another currency (in this Section
12.13 called the "judgment currency"), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase U.S. Dollars at its principal office in New York City with the judgment currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of each Foreign Borrower in respect of any such sum due from it to the Administrative Agent or any Bank hereunder (in this Section 12.13 called an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase and transfer U.S. Dollars to New York City with the amount of the judgment currency so adjudged to be due; and each Foreign Borrower hereby, notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in U.S. Dollars, the amount (if any) by which the sum originally due to such Entitled Person in U.S. Dollars hereunder exceeds the amount of U.S. Dollars so purchased and transferred.

          12.14 Use of English Language. This Agreement has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including, without limitation, any modifications or supplements hereto) shall be in the English language, or accompanied by a certified English translation thereof. Except in the case of laws or official communications of the Netherlands, in the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Agreement, and absent manifest error, control the meaning of the matters set forth therein.

          12.15 Treatment of Certain Information.

          (a) Use of Information. The Borrowers acknowledge that from time to time financial advisory, investment banking and other services may be offered or provided to the Company, any of the Subsidiary Borrowers or one or more of their respective Subsidiaries (in connection with this Agreement or otherwise) by any Bank or by one or more subsidiaries or affiliates of such Bank and the Borrowers hereby authorize each Bank to share any information delivered to such Bank by the Company, any Subsidiary Borrower or any of their respective Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such subsidiary or affiliate of such Bank, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans and the termination of the Commitments.

          (b) Confidentiality. Each of the Banks and the Administrative Agent will, and will cause its affiliates, directors, officers, employees and representatives to, keep confidential,


                         Five-Year Credit Agreement
and not publish, disclose or otherwise divulge and use only in connection with this Agreement any non-public information furnished by the Company to it in respect of this Agreement that the Company identifies as being confidential at the time it furnishes the same, directly or indirectly (including through Chase Securities Inc.), including a Confidential Information Memorandum relating to the Company and information relating to Avenor or its Subsidiaries (collectively, the "Information"), provided that nothing herein shall limit the disclosure of the Information (i) after the Information shall have become public (other than through a violation of this Section 12.12), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel for any of the Banks or the Administrative Agent, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Bank or the Administrative Agent), or to auditors or accountants, (v) to the Administrative Agent or any other Bank (or to Chase Securities Inc.), (vi) in connection with any litigation to which any one or more of the Banks or the Administrative Agent is a party, or in connection with the enforcement of rights or remedies hereunder, (vii) to a subsidiary or affiliate of such Bank as provided in paragraph (a) above or (viii) after Chase Securities Inc. has advised the Administrative Agent in writing that it has completed its syndication efforts in respect of this Agreement, to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement substantially in the form of Exhibit F hereto (or executes and delivers to such Bank an acknowledgement to the effect that it is bound by the provisions of this
Section 12.12(b), which acknowledgement may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans hereunder); provided, further, that (x) unless specifically prohibited by applicable law or court order, each Bank and the Administrative Agent shall, prior to disclosure thereof, notify the Company of any request for disclosure of the Information (A) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or (B) pursuant to legal process and (y) in no event shall any Bank or the Administrative Agent be obligated or required to return the Information furnished by the Company. The obligations of each Bank under this Section 12.12 shall supersede and replace the obligations of such Bank under the confidentiality letter in respect of this financing signed and delivered by such Bank to the Company prior to the date hereof; in addition, the obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit F hereto shall be superseded by this Section 12.12 upon the date upon which such assignee becomes a Bank hereunder pursuant to
Section 12.06(b) hereof.

          12.16 Termination of Existing Commitments. The Company and each Bank that is a party to the Existing Credit Agreement and that is also a party to this Agreement hereby agree that the "Commitment" of such Bank under and as defined in the Existing Credit Agreement shall automatically terminate on the Closing Date notwithstanding any provision or requirement of the Existing Credit Agreement to the contrary. In addition, with respect to each Bank party to the Existing Credit Agreement that is not a Bank party to this Agreement, the Company hereby notifies Chase, in its capacity as the Administrative Agent under the Existing Credit Agreement, that the "Commitment" of each such Bank under and as defined in the Existing Credit Agreement shall terminate on the date three Business Days after the Closing Date.


                         Five-Year Credit Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                     BOWATER INCORPORATED



Witness:  /s/ Robert Allozan         By:  /s/ David G. Maffucci
                                       Name:  David G. Maffucci
                                       Title: Senior Vice President and
                                              Chief Financial Officer


                                     THE CHASE MANHATTAN BANK,
                                       as Administrative Agent and a Bank



                                     By:  /s/ Jonathan Twichell
                                       Name:  Jonathan Twichell
                                       Title: Vice President











                         Five-Year Credit Agreement

THE BANK OF NEW YORK                      TORONTO DOMINION (TEXAS), INC.


By:  /s/ Anne Marie Hughes                By:  /s/ Jorge A. Garcia

  Name: Anne Marie Hughes                  Name:  Jorge A. Garcia
  Title: Vice President                    Title:  Vice President


NATIONSBANK, N.A.                         WACHOVIA BANK N.A.


By: /s/ Michael L. Short                  By: /s/ Suzanne Morrison

  Name:  Michael L. Short                  Name: Suzanne Morrison
  Title: Senior Vice President             Title:  Assistant Vice President

ABN AMRO BANK                             THE BANK OF NOVA SCOTIA


By: /s/Scott Austensen /s/Robert Budnek   By: /s/ William E. Zarrett

  Name:  Scott Austensen/Robert Budnek      Name:  William E. Zarret
  Title: Vice President/                    Title: Senior Relationship Manager
          Assistant Vice-President

FIRST UNION NATIONAL BANK                 SUNTRUST BANK, NASHVILLE, N.A.


By:  /s/ Scott Santa Cruz                 By: /s/ J. Lee Lamprecht

  Name:  Scott Santa Cruz                   Name: J. Lee Lamprecht
  Title: Vice President                     Title:  Senior Vice President

MORGAN GUARANTY TRUST
  COMPANY OF NEW YORK                     BANK OF MONTREAL


By:  /s/ Robert Bottamedi                 By: /s/ Brian L. Banke

  Name:  Robert Bottamedi                   Name:  Brian L. Banke
  Title: Vice President                     Title:  Director




                         Five-Year Credit Agreement

NATIONAL BANK OF CANADA                   PNC BANK, NATIONAL ASSOCIATION

By: /s/ James Drum                        By: /s/ Rose M. Crump

  Name:  James Drum                         Name:  Rose M. Crump
  Title: Vice President                     Title:  Vice President


By: /s/ Gaetan R. Frosina
  Name: Gaetan R. Frosina
  Title:  Vice President


WESTDEUTSCHE LANDESBANK                   DG BANK, DEUTSCHE
   GIROZENTRALE,                          GENOSSENSCHAFTSBANK,
   NEW YORK BRANCH                        CAYMAN ISLANDS BRANCH


By:  /s/ Lucie L. Guernsey                By:  /s/ Kurt A. Morris
  Name:  Lucie L. Guernsey                  Name:  Kurt A. Morris
  Title: Director                           Title:  Vice President



By:  /s/ Walter T. Duffy III               By:  /s/ Eric K. Zimmerman
  Name:  Walter T. Duffy III                 Name:  Eric K. Zimmerman
  Title:  Associate                          Title:  Assistant Treasurer






                         Five-Year Credit Agreement

                                                                 SCHEDULE I

                                Commitments
                                -----------


             [See definition of "Commitment" in Sections 1.01]



         Bank                                      Commitment
         ----                                      ----------

The Chase Manhattan Bank                           $30,450,000
The Bank of New York                               $29,575,000
Toronto Dominion (Texas), Inc.                     $29,575,000
NationsBank, N.A.                                  $29,575,000
Wachovia Bank N.A.                                 $29,575,000

ABN AMRO Bank                                      $24,500,000
The Bank of Nova Scotia                            $24,500,000
First Union National Bank                          $24,500,000
SunTrust Bank, Nashville, N.A.                     $24,500,000
Morgan Guaranty Trust Company of New York          $24,500,000

Bank of Montreal                                   $15,750,000
National Bank of Canada                            $15,750,000
PNC Bank, National Association                     $15,750,000
Westdeutsche Landesbank Girozentrale,              $15,750,000
   New York Branch
DG Bank, Deutsche Genossenschaftsbank,             $15,750,000
   Cayman Islands Branch









                                 Schedule I

                                                                SCHEDULE II

                       Material Agreements and Liens
                       -----------------------------


                      [See Sections 8.12 and 9.06(a)]



Part A   - Material Agreements





Part B   - Liens














                                Schedule II

                                                               SCHEDULE III

                                Subsidiaries
                                ------------



                             [See Section 8.14]



Part A















Part B

















                                Schedule III

                                                                SCHEDULE IV

                                 Litigation
                                 ----------



                             [See Section 8.03]

























                                Schedule IV

                                                                 SCHEDULE V

                           Permitted Dispositions
                           ----------------------



                           [See Section 9.05(f)]






















                                 Schedule V

                                                                  EXHIBIT A



                    [Form of Assignment and Acceptance]

                         ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Five-Year Credit Agreement dated as of June 24, 1998 (as amended and in effect on the date hereof, the "Credit Agreement"), among Bowater Incorporated, the Subsidiary Borrowers party thereto and the banks party thereto and The Chase Manhattan Bank, as Administrative Agent for said banks. Terms defined in the Credit Agreement are used herein with the same meanings.

          The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, together with unpaid interest accrued on the assigned Loans to the Assignment Date, and the amount, if any, set forth on the reverse hereof of the fees accrued to the Assignment Date for the account of the Assignor. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          This Assignment and Acceptance is being delivered to the Administrative Agent together with if the Assignee is not already a Bank under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 12.06(b) of the Credit Agreement.

          This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.





                         Assignment and Acceptance

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment

("Assignment Date")1:

                                                    Percentage Assigned of
                                                    Facility/Commitment
                                                    (set forth, to at
                                                    least 8 decimals, as a
                                                    percentage of the
                                                    Facility and the
                                                    aggregate Commitments
                              Principal Amount      of all Banks
Facility                      Assigned              thereunder)
--------                      ----------------      ---------------------

Commitment Assigned:             $                               %

Loans:

Fees Assigned (if any):

The terms set forth above and on the reverse side hereof are hereby agreed to:

                              [NAME OF ASSIGNOR] , as Assignor


                               By:
                                   ---------------------------
                                   Name:
                                   Title:



---------
1   Must be at least five Business Days after execution hereof by all required parties.



                         Assignment and Acceptance

                              [NAME OF ASSIGNOR] , as Assignor


                               By:
                                   ---------------------------
                                   Name:
                                   Title:
















                         Assignment and Acceptance

The undersigned hereby consent to the within assignment:2

BOWATER INCORPORATED


By:
   -----------------------------
     Name:
     Title:


THE CHASE MANHATTAN BANK,
  as Administrative Agent


By:
   -----------------------------
     Name:
     Title:



--------
2 Consents to be included to the extent required by Section 10.04(b) of the Credit Agreement.






                         Assignment and Acceptance

                                                                  EXHIBIT B



                [Form of Opinion of Counsel to the Company]

                                      __________ __, 1998



Each of the Banks party to the
 Five-Year Credit Agreement referred to
 below and The Chase Manhattan Bank,
 as Administrative Agent for said Banks
1 Chase Manhattan Plaza
New York, New York  10081

Ladies and Gentlemen:

          I am the Vice President, Secretary and Assistant General Counsel of Bowater Incorporated, a corporation organized under the laws of Delaware (the "Company") and I am delivering this opinion pursuant to Section 7.01(d) of the Five-Year Credit Agreement (the "Credit Agreement") dated as of June 24, 1998, between the Company, the Subsidiary Borrowers party thereto and the banks party thereto (the "Banks") and The Chase Manhattan Bank, as Administrative Agent, providing for loans to be made by said Banks to the Company in an aggregate principal amount not exceeding $350,000,000. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

          In rendering the opinions expressed below, I have examined:

          (i) the Credit Agreement; and

          (ii) such corporate records, agreements and instruments of the Company and such other documents and records as I have deemed necessary as a basis for the opinions expressed below.

          In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies. When relevant facts were not independently established, I have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Agreement and certificates of appropriate representatives of the Company.

          In rendering the opinions expressed below, I have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Company):

          (i) such documents have been duly authorized by, have been duly executed and



                     Opinion of Counsel to the Company
     delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

          (ii) all signatories to such documents have been duly authorized;
     and

          (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as I have deemed necessary as a basis for the opinions expressed below, I am of the opinion that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          2. The Company has all requisite corporate power to execute and deliver, and to perform its obligations under the Credit Agreement and has all requisite corporate power to borrow under the Credit
     Agreement.

          3. The execution, delivery and performance by the Company of the Credit Agreement and the borrowings by the Company under the Credit Agreement have been duly authorized by all necessary corporate action on the part of the Company.

          4. The Credit Agreement has been duly executed and delivered by the Company.

          5. The Credit Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

          6. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency is required on the part of the Company for the execution, delivery or performance by the Company of, or for the legality, validity or enforceability of, the Credit Agreement or for any borrowing by the Company under the Credit Agreement.

          7. The execution, delivery and performance by the Company of, and the consummation by the Company of the transactions contemplated by, the Credit Agreement do not and will not (a) violate any provision of the charter or by-laws of the Company, (b) violate any applicable law, rule or regulation in any material respect, (c)



                     Opinion of Counsel to the Company
     violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Company of which I have knowledge (after due inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which I have knowledge (after due inquiry) to which the Company is a party or by which the Company is bound or to which the Company is subject or result in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

          8. Except as set forth in Schedule IV to the Credit Agreement, I have no knowledge (after due inquiry) of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or threatened against the Company or any of its Subsidiaries or any of their respective Properties that, if adversely determined, could have a Material Adverse Effect.

          The foregoing opinions are subject to the following comments and qualifications:

          A. The enforceability of Section 12.03 of the Credit Agreement may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

          B. Clause (iii) of the second sentence of Section 6.02 of the Credit Agreement may not be enforceable to the extent that the Guaranteed Obligations are materially altered.

          C. The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          D. I express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New
     York) that limit the interest, fees or other charges such Bank may impose, (ii) Section 4.07(c) or 6.06 of the Credit Agreement, (iii) the second sentence of Section 12.10 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents, (iv) any purported waiver of the right to trial by jury and (v) Section 12.12 of the Credit Agreement, insofar as it purports to be a waiver of immunity granted after the execution and delivery of the Credit Agreement.

          E. I express no opinion as to the obligations of any Subsidiary Borrower under the Credit Agreement.


                     Opinion of Counsel to the Company

          The foregoing opinions are limited to matters involving the Federal laws of the United States of America, the Delaware General Corporation Law and the law of the State of New York and I do not express any opinion as to the laws of any other jurisdiction.

          At the request of my client, this opinion letter is, pursuant to
Section 7.01(c) of the Credit Agreement, provided to you by me in my capacity as Vice President, Secretary and Assistant General Counsel of the Company and may not be relied upon, used, published or communicated by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, my prior written consent.

                                    Very truly yours,





                     Opinion of Counsel to the Company

                                                                  EXHIBIT C



                    [Form of Opinion of Special New York

                             Counsel to Chase]









                                                       ___________ __, 1998



Each of the Banks party to the
 Five-Year Credit Agreement referred to
 below and The Chase Manhattan Bank, as
 Administrative Agent for said Banks
1 Chase Manhattan Plaza
New York, New York  10081

Ladies and Gentlemen:

          We have acted as special New York counsel to The Chase Manhattan Bank ("Chase") in connection with the Five-Year Credit Agreement dated as of June 24, 1998 (the "Credit Agreement") between Bowater Incorporated (the "Company"), the Subsidiary Borrowers party thereto and the banks party thereto (the "Banks") and Chase, as Administrative Agent, providing for loans to be made by said Banks to the Company in an aggregate principal amount not exceeding $350,000,000. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement. This opinion letter is being delivered pursuant to
Section 7.01(e) of the Credit Agreement.

          In rendering the opinion expressed below, we have examined:

          (i) the Credit Agreement; and

          (ii) such corporate records of the Company and such other documents as we




                Opinion of Special New York Counsel to Chase have deemed necessary as a basis for the opinion expressed below.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Agreement and certificates of appropriate representatives of the Company.

          In rendering the opinion expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

          (i) such documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinion below as to the Company) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

          (ii) all signatories to such documents have been duly authorized;
     and

          (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that the Credit Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and
(b) concepts of materiality, reasonableness, good faith and fair dealing.

          The foregoing opinion is subject to the following comments and qualifications:

          A. The enforceability of Section 12.03 of the Credit Agreement may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

          B. Clause (iii) of the second sentence of Section 6.02 of the Credit Agreement may not be enforceable to the extent that the Guaranteed Obligations are materially



                Opinion of Special New York Counsel to Chase altered.

          C. The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          D. We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New
     York) that limit the interest, fees or other charges such Bank may impose, (ii) Section 4.07(c) or 6.06 of the Credit Agreement, (iii) the second sentence of Section 12.10 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement and (iv)
     Section 12.12 of the Credit Agreement, insofar as it purports to be a waiver of immunity granted after the execution and delivery of the Credit Agreement.

          E. We express no opinion as to the obligations of any Subsidiary Borrower under the Credit Agreement.

          The foregoing opinion is limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

          At the request of our client, this opinion letter is, pursuant to
Section 7.01(e) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to Chase and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                Very truly yours,





RJW/CDP




                Opinion of Special New York Counsel to Chase

                                                                  EXHIBIT D

                    [Form of Money Market Quote Request]



                                                   [Date]

To:      The Chase Manhattan Bank, as Administrative Agent

From:    [Name of Applicable Borrower]



Re:      Money Market Quote Request

          Pursuant to Section 2.03 of the Five-Year Credit Agreement dated as of June 24, 1998 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among Bowater Incorporated, the Subsidiary Borrowers party thereto and the banks party thereto and The Chase Manhattan Bank, as Administrative Agent, we hereby give notice that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

     Borrowing      Quotation                               Interest
       Date          Date[*1]     Amount[*2]    Type[*3]    Period[*4]
       ----          --------     ----------    --------    ----------








--------------------------

*        All numbered footnotes appear on the last page of this Exhibit.



          Terms used herein have the meanings assigned to them in the Credit Agreement.

                                         [NAME OF APPLICABLE BORROWER]

                                         By_________________________
                                           Title:



                     Form of Money Market Quote Request

--------------------

[1] For use if a Set Rate in a Set Rate Auction is requested to be submitted before the Borrowing Date.

[2] Each amount must be $5,000,000 or a larger integral multiple of $1,000,000.

[3] Insert either "LIBO Margin" (in the case of LIBOR Market
Loans) or "Set Rate" (in the case of Set Rate Loans).

[4] One, two, three or six months, in the case of a LIBOR Market
Loan or, in the case of a Set Rate Loan, a period of up to 360 days after the making of such Set Rate Loan and ending on a Business Day.










                     Form of Money Market Quote Request

                                                                  EXHIBIT E

                        [Form of Money Market Quote]



To:    The Chase Manhattan Bank,
       as Administrative Agent



    Attention:

Re:  Money Market Quote to
        [Name of Applicable Borrower] (the "Requesting Borrower")

          This Money Market Quote is given in accordance with Section 2.03(c) of the Credit Agreement dated as of June 24, 1998 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among Bowater Incorporated, the Subsidiary Borrowers party thereto and the banks party thereto and The Chase Manhattan Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein as defined therein.

          In response to the Requesting Borrower's invitation dated __________, 199_, we hereby make the following Money Market Quote(s) on the following terms:

          1. Quoting Bank:

          2. Person to contact at Quoting Bank:

          3. We hereby offer to make Money Market Loan(s) in the following principal amount[s], for the following Interest Period(s) and at the following rate(s):



Borrowing    Quotation                  Interest
  Date        Date[*1]    Amount[*2]    Type[*3]     Period[*4]    Rate[*5]
  ----        --------    ----------    --------     ----------    --------









--------------------------

*   All numbered footnotes appear on the last page of this Exhibit.




                         Form of Money Market Quote

          We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate[s] us to make the Money Market Loan(s) for which any offer(s) (is/are) accepted, in whole or in part (subject to the third sentence of Section 2.03(e) of the Credit Agreement).

                               Very truly yours,

                               [NAME OF BANK]

                               By
                                  ---------------------------------
                                  Authorized Officer


Dated:
      -------------, -------

--------------------------------------------------------------

[1]  As specified in the related Money Market Quote Request.

[2] The principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $5,000,000 (or a larger integral multiple of $1,000,000).

[3] Indicate "LIBO Margin" (in the case of LIBOR Market Loans) or "Set Rate" (in the case of Set Rate Loans).

[4]  One, two, three or six months, in the case of a LIBOR Market
Loan or, in the case of a Set Rate Loan, a period of up to 360 days after the making of such Set Rate Loan and ending on a Business Day, as specified in the related Money Market Quote Request.

[5] For a LIBOR Market Loan, specify margin over or under the LIBO Rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS". For a Set Rate Loan, specify rate of interest per annum (rounded to the nearest 1/10,000 of 1%).



                         Form of Money Market Quote

                                                                  EXHIBIT F

                    [Form of Confidentiality Agreement]



                         CONFIDENTIALITY AGREEMENT



                                                     [Date]



[Insert Name and
  Address of Prospective
  Participant or Assignee]



     Re: Five-Year Credit Agreement dated as of June 24, 1998 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), among Bowater Incorporated (the "Company"), the Subsidiary Borrowers party thereto and the banks party thereto and The Chase Manhattan Bank, as Administrative Agent.

Dear Ladies and Gentlemen:

          As a Bank party to the Credit Agreement, we have agreed with the Company pursuant to Section 12.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being confidential at the time the same is delivered to us pursuant to the Credit Agreement, including a Confidential Information Memorandum relating to the Company and information relating to Avenor Inc. and its subsidiaries (collectively, the "Information").

          As provided in said Section 12.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Bank], with the Information subject to the execution and delivery by you, prior to receiving the Information, of a Confidentiality Agreement in this form. The Information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

          Accordingly, in consideration of the foregoing, you agree for the benefit of the Company and us to keep confidential, and to not publish, disclose or otherwise divulge, the Information (and to cause your officers, directors, employees, agents and representatives to keep confidential, and to not publish, disclose or otherwise divulge, the Information) and, at the



                   Subsidiary Borrower Designation Letter

Company's request (except as provided below), promptly to return to the Company or destroy the Information and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that you shall be permitted to disclose Information (i) to such of your officers, directors, employees, agents and representatives as need to know such Information in connection with the proposed [participation] [assignment] mentioned above; (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, or requested by any bank regulatory authority, provided that, unless specifically prohibited by applicable law or court order, you agree, prior to disclosure thereof, to notify the Company of any request for disclosure of any Information (A) by any governmental agency or representative thereof (other than any such request in connection with an examination of your financial condition by a governmental agency) or (B) pursuant to legal process; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Confidentiality Agreement, (B) becomes available to you on a non-confidential basis from a source other than the Administrative Agent, any Bank or us (C) was available to you on a non-confidential basis prior to its disclosure to you by us; (iv) to the extent the Company shall have consented to such disclosure in writing; or
(v) pursuant to the immediately succeeding paragraph of this Confidentiality Agreement. You further agree that you will use the Information (except to the extent the conditions referred to in subclauses
(A), (B) and (C) of clause (iii) above have been met and as otherwise provided in this paragraph) only to evaluate the proposed [participation] [assignment] in respect of the Credit Agreement.

          Notwithstanding anything to the contrary contained above, if you become [a holder of a participation in the Loans under the Credit Agreement, you will be entitled (subject to the requirements hereof) to retain all Information and to use it in monitoring and servicing such participation and in exercising your rights with respect thereto] [an assignee Bank pursuant to Section 12.06(b) of the Credit Agreement, you will be able to retain all Information pursuant and subject to Section
12.12 of the Credit Agreement, which shall supersede your obligations under this Confidentiality Agreement on the date upon which you become such a Bank].

          This Agreement shall be governed by the laws of the State of New
York.





                   Subsidiary Borrower Designation Letter

          Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.

                                            Very truly yours,



                                            [INSERT NAME OF BANK]



                                            By
                                               ----------------------------



The foregoing is agreed to
as of the date of this letter.



[INSERT NAME OF PROSPECTIVE
 PARTICIPANT OR ASSIGNEE]



By
  ----------------------------







                   Subsidiary Borrower Designation Letter

                                                                  EXHIBIT G

              [Form of Subsidiary Borrower Designation Letter]



                   SUBSIDIARY BORROWER DESIGNATION LETTER



                                                      [Date]


To:   The Chase Manhattan Bank,
      as Administrative Agent

      Attention:



                   Subsidiary Borrower Designation Letter

           Re: Five-Year Credit Agreement dated as of June 24, 1998 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), among Bowater Incorporated (the "Company"), the Subsidiary Borrowers and the banks party thereto and The Chase Manhattan Bank, as
                    Administrative Agent.

Dear Ladies and Gentlemen:

          This letter is a "Subsidiary Borrower Designation Letter" being delivered to you pursuant to the above-referenced Credit Agreement. Except as otherwise provided herein, terms defined in the Credit Agreement are used herein as defined therein.

          By its signature below, the Company hereby designates _________________ (the "New Subsidiary Borrower") as a "Subsidiary Borrower" under the Credit Agreement. By its signature below, the New Subsidiary Borrower hereby agrees to be bound by all of the provisions of the Credit Agreement applicable to it in its capacity as a "Subsidiary Borrower" thereunder. In addition, the New Subsidiary Borrower hereby represents and warrants to the Administrative Agent and the Banks that:

          (a) it is a ______________ duly organized, validly existing and in good standing under the laws of _____________;

          (b) none of the execution and delivery of this Subsidiary Borrower Designation Letter, the consummation of the transactions herein or in the Credit Agreement contemplated or compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws or other organizational documents of the New Subsidiary Borrower, or any applicable law or regulation in any material respect, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument in any material respect to which the New Subsidiary Borrower or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any Property of the New Subsidiary Borrower or any of its Subsidiaries pursuant to the terms of any such agreement or instrument;

          (c) the New Subsidiary Borrower has all necessary corporate (or, if the New Subsidiary Borrower is not a corporation, other) power, authority and legal right to execute and deliver this Subsidiary Borrower Designation Letter, to perform its obligations under the Credit Agreement and to borrow under the Credit Agreement; the execution and delivery by the New Subsidiary Borrower of this Subsidiary Borrower Designation Letter, and performance by the New Subsidiary Borrower of the Credit



                   Subsidiary Borrower Designation Letter

     Agreement and the borrowings by the New Subsidiary Borrower under the Credit Agreement have been duly authorized by all necessary corporate (or, if the New Subsidiary Borrower is not a corporation, other) action on its part (including, without limitation, any required shareholder approvals); and this Subsidiary Borrower Designation Letter has been duly and validly executed and delivered by the New Subsidiary Borrower and, together with the Credit Agreement, constitutes, its legal, valid and binding obligation, enforceable against the New Subsidiary Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (d) no authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution and delivery by the New Subsidiary Borrower of this Subsidiary Borrower Designation Letter, or for the performance by the New Subsidiary Borrower of the Credit Agreement, or for the legality, validity or enforceability hereof or thereof, or for any borrowing by the New Subsidiary Borrower under the Credit Agreement; and

          (e) to the extent the New Subsidiary Borrower is a Foreign Borrower, on and as of the date hereof, none of this Subsidiary Borrower Designation Letter, the Credit Agreement or the execution or delivery by the New Subsidiary Borrower of this Subsidiary Borrower Designation letter, is subject to any Foreign Taxes, and no payment to be made by the New Subsidiary Borrower under the Credit Agreement is subject to any Foreign Taxes, except for _________________.







                   Subsidiary Borrower Designation Letter

          The New Subsidiary Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The New Subsidiary Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          To the extent the New Subsidiary Borrower is a Foreign Borrower, the New Subsidiary Borrower hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought hereunder may be made upon CT Corporation, presently located at 1633 Broadway, New York, New York 10019, U.S.A. (the "Process Agent"), and the New Subsidiary Borrower hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to the New Subsidiary Borrower shall not impair or affect the validity of such service or of any judgment based thereon. The New Subsidiary Borrower hereby further irrevocably consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by the Administrative Agent or any Bank by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto.

          Nothing herein shall in any way be deemed to limit the ability of the Administrative Agent or any Bank to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the New Subsidiary Borrower in such other jurisdictions, and in such manner, as may be permitted by applicable law.

          This Subsidiary Borrower Designation Letter shall be governed by and construed in accordance with the law of the State of New York.



                   Subsidiary Borrower Designation Letter

          IN WITNESS WHEREOF, the Company and the New Subsidiary Borrower have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                  BOWATER INCORPORATED


                                  By:
                                    Name:
                                    Title:


                                 [NAME OF NEW SUBSIDIARY BORROWER]


                                  By:
                                    Name:
                                    Title:


Accepted and Agreed:

THE CHASE MANHATTAN BANK,
  as Administrative Agent


By:
  Name:
  Title:




                   Subsidiary Borrower Designation Letter